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Filed pursuant to Rule 424(b)(3)
Registration No. 333-221279

PROSPECTUS

Halcón Resources Corporation

Offer to Exchange up to $425,005,000 aggregate principal amount of 6.75% Senior Notes due 2025 for up to $425,005,000 aggregate principal amount of 6.75% Senior Notes due 2025 which have been registered under the Securities Act of 1933

        We are offering to exchange up to $425,005,000 aggregate principal amount of our outstanding, unregistered 6.75% Senior Notes due 2025 (the "old notes") for an equivalent amount of registered 6.75% Senior Notes due 2025 (the "new notes"). The old notes and the new notes are sometimes referred to in this prospectus together as the "notes."

Terms of the New Notes Offered in the Exchange Offer:

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  The terms of the new notes are identical to the terms of the old notes, except that the new notes will be registered under the Securities Act of 1933, as amended (the "Securities Act"), and will not contain restrictions on transfer, registration rights or provisions for payment of additional interest in case of non-registration.

  Terms of the Exchange Offer:

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  We will exchange the new notes for all outstanding old notes that are validly tendered and not withdrawn prior to the expiration or termination of the exchange offer.

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  The exchange offer expires at 5:00 p.m., New York City time, on January 29, 2018, unless we decide to extend it.

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  Tenders of old notes may be withdrawn at any time prior to the expiration of the exchange offer.

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  The exchange of new notes for old notes will not be a taxable event for U.S. federal income tax purposes.

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  The old notes are, and the new notes will be, guaranteed by each of our existing and future restricted subsidiaries.

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  There is no established trading market for the new notes.

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The accompanying letter of transmittal relating to the exchange offer states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        You should carefully consider the risk factors beginning on page 12 of this prospectus before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 22, 2017.

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus, as well as the information we previously filed with the Securities and Exchange Commission that is incorporated by reference herein, is accurate as of any date other than its respective date.

        In this prospectus, "we," "us," "our," the "Company" and "Halcón" refer to Halcón Resources Corporation and its consolidated subsidiaries unless otherwise indicated or the context otherwise requires.

        This prospectus incorporates important business and financial information about us that is not included or delivered with this prospectus. Such information is available without charge to holders of old notes upon written or oral request made to Halcón Resources Corporation, 1000 Louisiana Street, Suite 6700, Houston, Texas 77002, Attn: Investor Relations, (832) 538-0300. To obtain timely delivery of any requested information, holders of old notes must make any request no later than five business days before the date the exchange offer expires.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        The information in this prospectus, including information in documents incorporated by reference, contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The safe harbor protections provided in Section 27A of the Securities Act and Section 21E of the Exchange Act do not apply to statements made in connection with this exchange offer. All statements, other than statements of historical facts, included in or incorporated by reference into this prospectus are forward-looking statements. These forward-looking statements may be, but are not always, identified by their use of terms and phrases such as "may," "expect," "estimate," "project," "plan," "objective," "believe," "predict," "intend," "achievable," "anticipate," "will," "continue," "potential," "should," "could" and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements. You should consider carefully the information under the "Risk Factors" section of this prospectus, as well as the risks described in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and the other documents incorporated by reference herein and therein, which describe factors that could cause our actual results to differ from those anticipated in the forward-looking statements, including, but not limited to, the following factors:

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  volatility in commodity prices for oil and natural gas;

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  our ability to generate sufficient cash flow from operations, borrowings or other sources to enable us to fund our operations, satisfy our obligations and develop our undeveloped acreage positions;

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  our ability to replace our oil and natural gas reserves and production;

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  the possibility that acquisitions and divestitures may involve unexpected costs or delays, and that acquisitions may not achieve intended benefits and may divert management's time and energy;

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  our ability to successfully integrate acquired oil and natural gas businesses and operations;

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  we have historically had substantial indebtedness and we may incur more debt in the future;

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  higher levels of indebtedness make us more vulnerable to economic downturns and adverse developments in our business;

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  the presence or recoverability of estimated oil and natural gas reserves and the actual future production rates and associated costs;

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  our ability to successfully develop our large inventory of undeveloped acreage in our resource play;

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  our ability to retain key members of senior management, the board of directors, and key technical employees;

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  access to and availability of water and other treatment materials to carry out fracture stimulations in our resource play;

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  access to adequate gathering systems, processing facilities, transportation take-away capacity to move our production to market and marketing outlets to sell our production at market prices;

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  contractual limitations that affect our management's discretion in managing our business, including covenants that, among other things, limit our ability to incur debt, make investments and pay cash dividends;

ii

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  the potential for production decline rates for our wells to be greater than we expect;

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  competition, including competition for acreage in our resource play;

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  environmental risks;

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  drilling and operating risks;

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  exploration and development risks;

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  the possibility that the industry may be subject to future regulatory or legislative actions (including additional taxes and changes in environmental regulations);

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  general economic conditions, whether internationally, nationally or in the regional and local market areas in which we do business, may be less favorable than expected, including the possibility that economic conditions in the United States will worsen and that capital markets are disrupted, which could adversely affect demand for oil and natural gas and make it difficult to access capital;

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  social unrest, political instability or armed conflict in major oil and natural gas producing regions outside the United States, such as the Middle East, and armed conflict or acts of terrorism or sabotage;

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  other economic, competitive, governmental, regulatory, legislative, including federal and state regulations and laws, geopolitical and technological factors that may negatively impact our business, operations or oil and natural gas prices;

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  the insurance coverage maintained by us may not adequately cover all losses that we may sustain;

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  title to the properties in which we have an interest may be impaired by title defects;

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  senior management's ability to execute our plans to meet our goals;

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  the cost and availability of goods and services, such as drilling rigs, fracture stimulation services and tubulars; and

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  our dependency on the skill, ability and decisions of third party operators of the oil and natural gas properties in which we have a non-operated working interest.

        All forward-looking statements are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere in this prospectus. Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations, or otherwise.

iii

PROSPECTUS SUMMARY

        This summary highlights some of the information contained elsewhere in this prospectus and the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before deciding whether or not to invest in our securities. You should read this entire prospectus and the information incorporated by reference herein before making an investment decision. You should carefully consider the information set forth under "Risk Factors" below, as well as those risks described in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, this prospectus, and the other disclosures contained or incorporated by reference herein and therein. In addition, certain statements include forward-looking information that involve risks and uncertainties. See "Cautionary Statement Regarding Forward-Looking Statements."

        All references to the "notes" refer to both the old notes and the new notes, except as otherwise indicated.

 Our Company

        Halcón Resources Corporation is an independent energy company focused on the acquisition, production, exploration and development of onshore liquids-rich oil and natural gas assets in the United States. We were incorporated in Delaware on February 5, 2004, recapitalized on February 8, 2012 and reorganized on September 9, 2016. During 2012, we focused our efforts on the acquisition of unevaluated leasehold and producing properties in select prospect areas. In the years since, we have primarily focused on the development of acquired properties and also divested non-core assets in order to fund activities in our core resource plays. Our oil and natural gas assets consist of proved reserves and undeveloped acreage positions in unconventional liquids-rich basins/fields. We have recently acquired certain properties in the Delaware Basin, divested our assets located in the El Halcón area of East Texas and in the Williston Basin. As a result, our properties and drilling activities are currently focused in the Delaware Basin, where we have an extensive drilling inventory that we believe offers more attractive economics.

Our Business and Recent Developments

Redemption of the 2022 Second Lien Notes

        On October 7, 2017 (the "Redemption Date"), we fully redeemed $112.8 million aggregate principal amount constituting all of our outstanding 12.0% Senior Secured Second Lien Notes due 2022 (the "2022 Second Lien Notes"). We redeemed the 2022 Second Lien Notes at a redemption price equal to the principal amount of $112,826,000 plus a make whole premium (as described in the indenture governing the 2022 Second Lien Notes) together with accrued and unpaid interest on the 2022 Second Lien Notes to, but not including, the Redemption Date. After we deposited with U.S. Bank National Association an amount of funds sufficient to fund the redemption and delivered irrevocable instructions to apply the deposited funds toward the redemption, we received a written acknowledgment from U.S. Bank National Association of the satisfaction and discharge of the indenture governing the 2022 Second Lien Notes and our obligations and the obligations of our subsidiary guarantors under the 2022 Second Lien Notes and related guarantees.

Repurchase of Old Notes

        On October 10, 2017, we completed the repurchase of $424,995,000 of the $850.0 million outstanding aggregate principal amount of old notes. We repurchased the old notes on a prorated basis at 103.0% of principal plus accrued and unpaid interest, up to, but not including, the date of purchase (the "Purchase Amount"). The consummation of the Williston Divestiture (defined below) constituted a "Williston Sale" under the Indenture, dated as of February 16, 2017 (as amended and supplemented, the "Indenture"), among the Company, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (the "Trustee"), governing the notes. Pursuant to the Indenture, the Company was required to make an offer to all holders of the old notes to purchase for cash an aggregate principal amount up to $425.0 million of the old notes. As of the expiration time of the offer, at 5:00 p.m., New York City time, on October 6, 2017, holders representing in excess of $425.0 million of principal amount of the old notes had validly tendered their old notes. Accordingly, we purchased $424,995,000 of old notes at the Purchase Amount. As a result of the offer being oversubscribed, the purchase of validly tendered old notes was prorated and amounts rounded in accordance with the Indenture and the procedures of DTC as described in the offer to purchase.

Divestiture of Williston Basin Operated Assets

        On September 7, 2017, we and certain of our wholly-owned subsidiaries completed the sale of all of our operated oil and natural gas leases, oil and natural gas wells and related assets located in the Williston Basin in North Dakota, as well as 100% of the membership interests in two of our subsidiaries (collectively, the "Williston Assets"), to Bruin Williston Holdings, LLC (the "Purchaser") (such sale, the "Williston Divestiture"). Pursuant to the terms of that certain Agreement of Sale and Purchase, dated July 10, 2017 (as amended, the "Purchase Agreement"), the total cash purchase price was approximately $1.4 billion, before certain closing adjustments as provided for in the Purchase Agreement. The effective date of the Williston Divestiture is June 1, 2017. The Williston Assets that were sold included approximately 105,900 net acres prospective for the Williston Basin in North Dakota. Estimated proved reserves associated with these properties accounted for approximately 104.9 MMBoe, or approximately 71% of our year-end 2016 proved reserves. The Williston Assets generated net production of approximately 26,180 Boe/d, or approximately 76% of our average daily production during the nine months ended September 30, 2017.

Entry into Amended and Restated Senior Secured Revolving Credit Agreement

        On September 7, 2017, we entered into the Senior Credit Agreement (defined below), which amended and restated in its entirety the Original Credit Agreement (defined below) entered into on September 9, 2016. Please see "Description of Other Indebtedness—Senior Revolving Credit Facility" for a further discussion of the Senior Credit Agreement and our senior revolving credit facility (defined below).

Divestiture of Williston Basin Non-Operated Assets

        On September 19, 2017, certain of our wholly-owned subsidiaries entered into an Agreement of Sale and Purchase with a privately-owned company pursuant to which we agreed to sell our non-operated properties and related assets located in the Williston Basin in North Dakota and Montana (the "Non-Operated Williston Assets") for a total adjusted purchase price of approximately $105.2 million subject to post-closing adjustments. The effective date of the transaction is April 1, 2017 and the transaction closed on November 9, 2017. The purchase price is subject to post-closing adjustments for (i) operating expenses, capital expenditures and revenues between the effective date and the closing date, (ii) title and environmental defects, and (iii) other purchase price adjustments customary in oil and gas purchase and sale agreements. Upon the closing of the sale of the Non-Operated Williston Assets, the borrowing base on our senior revolving credit facility was reduced to $100.0 million.

        For a description of our business and other recent developments, please see our Annual Report on Form 10-K for the year ended December 31, 2016, filed with SEC on March 1, 2017 and incorporated herein by reference, and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017, June 30, 2017 and September 30, 2017, filed with the SEC on May 4, 2017, August 3, 2017 and November 9, 2017, respectively, and in each case incorporated herein by reference, as well as the other documents incorporated herein by reference. See "Incorporation by Reference; Where You Can Find More Information."

Corporate Information

        Halcón's principal executive offices are located at 1000 Louisiana Street, Suite 6700, Houston, Texas 77002, and our telephone number at that address is (832) 538-0300. Our website address is www.halconresources.com. Unless specifically incorporated by reference in this prospectus, information contained our website does not constitute part of this prospectus. Our common stock is listed on the New York Stock Exchange under the symbol "HK".

The Subsidiary Guarantors

        Halcón Resources Corporation is a holding company and has no material independent assets or operations apart from the assets and operations of its subsidiaries. The guarantors of the debt securities include the following companies, each of which is a 100% owned, direct or indirect subsidiary of Halcón Resources Corporation:

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  Halcón Resources Operating, Inc.

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  Halcón Holdings, Inc.

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  HRC Energy Resources (WV), Inc.

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  HRC Energy Louisiana, LLC

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  HRC Production Company

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  Halcón Energy Properties, Inc.

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  Halcón Operating Co., Inc.

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  Halcón Gulf States, LLC

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  Halcón Energy Holdings, LLC

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  Halcón Field Services, LLC

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  Halcón Louisiana Operating, L.P.

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  HRC Energy, LLC

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  HRC Operating, LLC

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  HK Oil & Gas, LLC

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  HK Energy, LLC

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  HK Louisiana Operating, LLC

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  HK Energy Operating, LLC

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  HK Resources, LLC

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  The 7711 Corporation

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  Halcón Permian, LLC

        Additional information concerning our subsidiaries and us is included in reports and other documents incorporated by reference in this prospectus. See "Incorporation by Reference; Where You Can Find More Information" below.

 The Exchange Offer

        On February 16, 2017, we completed a private offering of the old notes. As part of the private offering, we entered into a registration rights agreement with the initial purchasers in which we agreed, among other things, to deliver this prospectus to you and to use our reasonable best efforts to consummate an exchange offer for outstanding old notes. The following is a summary of the exchange offer.

Old Notes	$425,005,000 aggregate principal amount of 6.75% Senior Notes due 2025, which were issued on February 16, 2017.
New Notes

6.75% Senior Notes due 2025. The terms of the new notes are substantially identical to the terms of the outstanding old notes, except that the transfer restrictions, registration rights and the provisions for payment of additional interest in the case of non-registration of the old notes will not apply to the new notes.

The Exchange Offer

We are offering to exchange up to $425,005,000 aggregate principal amount of our new notes that have been registered under the Securities Act for a like principal amount of our outstanding old notes that have not been registered under the Securities Act to satisfy our obligations under the registration rights agreement.

The new notes will evidence the same debt as the old notes and will be issued under, and be entitled to the benefits of, the Indenture (the same indenture that governs the old notes). Holders of the old notes do not have any appraisal or dissenter's rights in connection with the exchange offer. Because the new notes will be registered, the new notes will not be subject to transfer restrictions. Holders of old notes that have not tendered and not had their old notes accepted in the exchange offer will have no registration rights with respect to such old notes.

Old notes tendered in the exchange offer must be in denominations of a principal amount of $2,000 or any integral multiple of $1,000 in excess of $2,000.
Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on January 29, 2018, unless we decide to extend it.
Conditions to the Exchange Offer

The exchange offer is subject to certain customary conditions, which we may waive. The registration rights agreement does not require us to accept old notes for exchange if the exchange offer or the making of any exchange by a holder of the old notes would violate any applicable law or interpretation of the staff of the Securities and Exchange Commission, which we refer to as the "SEC." A minimum aggregate principal amount of old notes being tendered is not a condition to the exchange offer. Other than compliance with the Securities Act, the Exchange Act and qualification of the Indenture under the Trust Indenture Act of 1939, as amended, there are no federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the exchange offer.

Procedures for Tendering Old Notes

Except as otherwise provided in "The Exchange Offer—Exchange Offer Procedures," you must do one of the following on or prior to the expiration of the exchange offer to participate in the exchange offer:

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tender your old notes by sending the certificates for your old notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to U.S. Bank National Association, as exchange agent, at one of the address listed below under the caption "The Exchange Offer—Exchange Agent"; or

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tender your old notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent's message in lieu of such letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your old notes in the exchange offer, U.S. Bank National Association, as exchange agent, must receive a timely confirmation of book-entry transfer of your old notes into the exchange agent's account at The Depository Trust Company, which we call "DTC," prior to the expiration of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent's message, see the discussion below under the caption "The Exchange Offer—Book-Entry Transfers."

Special Procedures for Beneficial Owners

If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name the old notes are registered and instruct that person to tender on your behalf.

If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering the certificates for your old notes, you must either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the person in whose name the old notes are registered.

Withdrawal; Non-Acceptance

You may withdraw any old notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on January 29, 2018. If we decide for any reason not to accept any old notes tendered for exchange, the old notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC, any withdrawn or unaccepted old notes will be credited to the tendering holder's account at DTC. For further information regarding the withdrawal of tendered old notes, please read "The Exchange Offer—Withdrawal Rights."

United States Federal Income Tax Consequences

The exchange of the old notes for new notes in the exchange offer will not be a taxable transaction for United States federal income tax purposes. See the discussion under the caption "Certain U.S. Federal Income Tax Consequences" for more information regarding the tax consequences to you of the exchange offer.

Use of Proceeds	We will not receive any proceeds from the exchange offer.
Fees and Expenses	We will pay all of our expenses incident to the exchange offer.
Exchange Agent

We have appointed U.S. Bank National Association as exchange agent for the exchange offer. You can find the address and telephone number of the exchange agent under the caption "The Exchange Offer—Exchange Agent."

Resales of New Notes

Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties that are not related to us, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act so long as:

• you are acquiring the new notes in the exchange offer in the ordinary course of your business;

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you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the new notes you will receive in the exchange offer;

• you are not our "affiliate", as defined in Rule 405 under the Securities Act;
• you are not a broker-dealer tendering old notes acquired directly from us for your account; and
• you are not acting on behalf of any person that could not truthfully make these representations.

By tendering your old notes as described in "The Exchange Offer—Exchange Offer Procedures," you will be making representations to this effect. If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

We base our belief on interpretations by the SEC staff, as set forth in no-action letters issued to third parties unrelated to us, including Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993). We have not asked the staff for a no-action letter in connection with the exchange offer, however, and we cannot guarantee that the SEC would make a similar decision about our exchange offer. If our belief is wrong, you could incur liability under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. We have agreed that, for a period of up to 180 days after the exchange offer expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

Consequences of Not Exchanging Your Old Notes

If you do not exchange your old notes in the exchange offer, you will no longer be able to require us to register your old notes under the Securities Act, except in the limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell, or otherwise transfer your old notes unless we have registered the old notes under the Securities Act or unless you resell, offer to resell, or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

For information regarding the consequences of not tendering your old notes and our obligation to file a registration statement, please read "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes" and "Description of the New Notes."

 Terms of the New Notes

        The terms of the new notes and those of the outstanding old notes are substantially identical, except that the transfer restrictions, registration rights and the provisions for payment of additional interest in the case of non-registration of the old notes will not apply to the new notes. As a result, the new notes will not bear legends restricting their transfer and will not have the benefit of the registration rights and related special interest provisions contained in the old notes. The new notes represent the same debt as the old notes for which they are being exchanged.

        The following is a summary of the terms of the new notes. It may not contain all the information that is important to you. For a more detailed description of the new notes, please read "Description of the New Notes."

Issuer	Halcón Resources Corporation
Securities Offered	Up to $425,005,000 aggregate principal amount of 6.75% Senior Notes due 2025.
Maturity Date	February 15, 2025.
Interest	Interest on the new notes will accrue at the rate of 6.75% per annum.
Interest Payment Dates

February 15 and August 15 of each year after the date of issuance of the new notes, commencing on February 15, 2018. Holders of new notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from August 15, 2017, the most recent date to which interest has been paid on the old notes. Holders of new notes will not receive any payment in respect of accrued interest on old notes otherwise payable on any interest payment date, the record date for which occurs on or prior to the consummation of the exchange offer.

Subsidiary Guarantors

The new notes will be jointly and severally guaranteed on a senior unsecured basis by all of our 100% owned subsidiaries and by any of our future restricted subsidiaries that guarantee our or any guarantor subsidiary's indebtedness under a credit facility. If we cannot make payments on the new notes when they become due, the guarantor subsidiaries must make them instead.

Ranking

The new notes will be our senior unsecured obligations. The new notes will rank equally with all of our existing and future senior indebtedness. The new notes will rank effectively junior to our secured debt, including secured debt under our senior revolving credit facility, to the extent of the collateral securing such indebtedness, and will be structurally junior to the indebtedness of future subsidiaries that do not guarantee the new notes.

Optional Redemption

On or after February 15, 2020, we may redeem some or all of the notes at any time at the redemption prices listed under "Description of the New Notes—Optional Redemption." Prior to February 15, 2020, we may redeem up to 35% of the aggregate principal amount of the notes (including any additional notes) in an amount not greater than the net cash proceeds of certain equity offerings at a redemption price of 106.75% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, as more fully described and subject to the conditions set forth under "Description of the New Notes—Optional Redemption." Additionally, we may redeem all or part of the notes prior to February 15, 2020, at a redemption price equal to 100% of the principal amount of the notes plus a "make-whole" premium described under "Description of the New Notes—Optional Redemption."

Mandatory Offer to Repurchase

If we experience specific kinds of changes of control, we may be required to offer to repurchase all or a portion of the new notes at a price equal to 101% of the aggregate principal amount of new notes to be repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase. If we sell certain assets, we may be required to offer to repurchase all or a portion of the new notes at a price equal to 100% of the aggregate principal amount of new notes to be repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase. See "Description of the New Notes—Repurchase at the Option of Holders."

Certain Covenants	The Indenture contains covenants that will limit our ability and the ability of our restricted subsidiaries to, among other things:
• borrow money;
• pay dividends or make other distributions on stock;
• purchase or redeem stock or subordinated indebtedness;
• make investments;
• create liens;
• enter into transactions with affiliates;
• sell assets;
• refinance certain indebtedness; and
• merge with or into other companies or transfer all or substantially all our assets.

These covenants are subject to important exceptions and qualifications that are described under "Description of the New Notes—Certain Covenants." If the new notes achieve an investment grade rating from each of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, many of these covenants will terminate. See "Description of the New Notes—Certain Covenants."

Events of Default

If there is an event of default on the new notes, the principal amount of notes plus accrued and unpaid interest, if any, may be declared immediately due and payable in specified circumstances. Please read "Description of the New Notes—Events of Default and Remedies."

Transfer Restrictions; Absence of a Public Market for the Notes

The new notes generally will be freely transferable, but will also be new securities for which there will not initially be a market. There can be no assurance as to the development or liquidity of any market for the new notes.

Risk Factors

        Tendering your old notes in the exchange offer involves risks. You should carefully consider the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth in the section entitled "Risk Factors" for an explanation of certain risks of investing in the new notes before tendering any old notes. For a description of risks related to our industry and business, you should also evaluate the specific risk factors set forth under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, each of which is incorporated by reference in this prospectus and, to the extent applicable, any subsequently filed reports.

RISK FACTORS

        You should carefully read and consider the information included or incorporated by reference in this prospectus, including the matters addressed under "Cautionary Statement Regarding Forward-Looking Statements" and the risks described below. In addition, you should carefully read and consider the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, each of which is incorporated by reference in this prospectus and, to the extent applicable, any subsequently filed reports. You should also carefully read and consider the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2016 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017, June 30, 2017 and September 30, 2017 and other information contained in the documents incorporated and deemed to be incorporated by reference into this prospectus.

        We are subject to certain risks and hazards due to the nature of the business activities we conduct. The risks discussed below, any of which could materially and adversely affect our business, financial condition, cash flows, and results of operations, are not the only risks we face. We may experience additional risks and uncertainties not currently known to us or, as a result of developments occurring in the future, conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows, and results of operations.

Risks Related to the Exchange Offer and the New Notes

If you do not properly tender your old notes, you will continue to hold unregistered outstanding notes and your ability to transfer outstanding notes will be adversely affected.

        We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of old notes. Please read "The Exchange Offer—Exchange Offer Procedures" and "Description of the New Notes."

        If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes described in the legend on the certificates for your old notes. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register any sale of the old notes under the Securities Act. For further information regarding the consequences of tendering your old notes in the exchange offer, please read "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes."

You may find it difficult to sell your new notes.

        The new notes are a new issue of securities and although the new notes will be registered under the Securities Act, the new notes will not be listed on any securities exchange. Because there is no public market for the new notes, you may not be able to resell them.

        We cannot assure you that an active market will exist for the new notes or that any trading market that does develop will be liquid. If an active market does not develop or is not maintained, the market price and liquidity of our new notes may be adversely affected. If a market for the new notes develops, they may trade at a discount from their initial offering price. The trading market for the new notes may be adversely affected by:

  •
  changes in the overall market for non-investment grade securities;

  •
  changes in our financial performance or prospects;

  •
  the financial performance or prospects for companies in our industry generally;

  •
  the number of holders of the notes;

  •
  the interest of securities dealers in making a market for the notes; and

  •
  prevailing interest rates and general economic conditions.

        Historically, the market for non-investment grade debt has been subject to substantial volatility in prices. The market for the new notes, if any, may be subject to similar volatility. Prospective investors in the new notes should be aware that they may be required to bear the financial risks of such investment for an indefinite period of time.

Some holders who exchange their old notes may be deemed to be underwriters.

        If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Risks Related to Our Indebtedness and the Notes

We have a holding company structure in which our subsidiaries conduct our operations and own our operating assets and our ability to make payments on the notes is therefore dependent upon the performance of our subsidiaries.

        We are a holding company, and our subsidiaries conduct substantially all of our operations and own substantially all of our operating assets. We have no significant assets other than the equity interests in our subsidiaries. As a result, our ability to make required payments on the notes depends on the performance of our subsidiaries and their ability to distribute funds to us. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, any future indebtedness of our subsidiaries. If we are unable to obtain the funds necessary to pay the principal amount at the maturity of the notes, or to repurchase the notes upon an occurrence of a change of control, we may be required to adopt one or more alternatives, such as a refinancing of the notes. We cannot assure you that we would be able to refinance the notes.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

        If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants under the agreements governing our indebtedness, including financial and operating covenants, we could be in default under the terms of such agreements. In the event of any such default:

  •
  the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest;

  •
  the lenders under our Senior Credit Agreement could elect to terminate their commitments thereunder, cease making further loans and commence foreclosure proceedings against our assets; and

  •
  we could be forced into bankruptcy or liquidation.

        If we breach our covenants under our Senior Credit Agreement or the Indenture and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our Senior Credit Agreement or the Indenture, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

We may not be able to generate sufficient cash flow to meet our debt service obligations.

        Our ability to make payments on our indebtedness, including the notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to conditions in the oil and gas industry, general economic and financial conditions, the impact of legislative and regulatory actions on how we conduct our business, and other factors, all of which are beyond our control.

        We cannot assure you that our business will generate sufficient cash flow from operations to service our outstanding indebtedness, or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness or to fund our other capital needs. If our business does not generate sufficient cash flow from operations to service our outstanding indebtedness, we may have to undertake alternative financing plans, such as:

  •
  refinancing or restructuring our debt;

  •
  selling assets;

  •
  reducing or delaying acquisitions or capital investments, such as remanufacturing our rigs and related equipment; or

  •
  seeking to raise additional capital.

        However, we cannot assure you that we would be able to implement alternative financing plans, if necessary, on commercially reasonable terms or at all, or that implementing any such alternative financing plans would allow us to meet our debt obligations. In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness, including the notes, would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness on acceptable terms.

        Our inability to generate sufficient cash flow to satisfy our debt obligations, including our obligations under the notes, or to obtain alternative financings could materially and adversely affect our business, financial condition, results of operations, and prospects.

Restrictive covenants in the Indenture and in our Senior Credit Agreement could limit our growth and our ability to finance our operations, fund our capital needs, respond to changing conditions and engage in other business activities that may be in our best interests.

        The Indenture and our Senior Credit Agreement contain various provisions that may limit our management's discretion in certain respects. In particular, these agreements limit our and our subsidiaries' ability to, among other things:

  •
  pay dividends on or redeem or repurchase shares of our capital stock;

  •
  redeem or repurchase our subordinated debt;

  •
  make loans to others;

  •
  make investments;

  •
  incur additional indebtedness;

  •
  create certain liens;

  •
  sell assets;

  •
  enter into agreements that restrict dividends or other payments from our restricted subsidiaries to us;

  •
  consolidate, merge or transfer all or substantially all of our assets and those of our restricted subsidiaries taken as a whole;

  •
  engage in transactions with affiliates;

  •
  enter into hedging contracts;

  •
  create unrestricted subsidiaries; and

  •
  enter into sale and leaseback transactions.

        We may be prevented from taking advantage of business opportunities that arise because of the limitations imposed on us by the restrictive covenants under the Indenture and our Senior Credit Agreement. Also, our Senior Credit Agreement requires us to maintain compliance with specified financial ratios and satisfy certain financial covenants. Our ability to comply with these ratios and financial covenants may be affected by events beyond our control and, as a result, we may be unable to meet these ratios and financial covenants. These financial ratio restrictions and financial covenants could limit our ability to obtain future financings, make needed capital expenditures, withstand a future downturn in our business or the economy in general, or otherwise conduct necessary corporate activities. A decline in oil, natural gas liquids and natural gas prices, or a prolonged period of oil, natural gas liquids and natural gas prices at lower levels, could result in our failing to meet one or more of the financial covenants under our Senior Credit Agreement, which could require us to refinance or amend the Senior Credit Agreement resulting in the payment of consent fees or higher interest rates, or require us to raise additional capital at an inopportune time or on terms not favorable to us.

        A breach of any of these covenants or our inability to comply with the required financial ratios or financial covenants could result in a default under our Senior Credit Agreement. A default under our Senior Credit Agreement or the Indenture, if not cured or waived, could result in acceleration of all indebtedness outstanding thereunder. The accelerated debt would become immediately due and payable. If that should occur, we may be unable to pay all such debt or to borrow sufficient funds to refinance it. Even if new financing were then available, it may not be on terms that are acceptable to us. Moreover, any new indebtedness we incur may impose financial restrictions and other covenants on us that may be more restrictive than the Senior Credit Agreement or the Indenture. See "Description of the New Notes" and "Description of Other Indebtedness."

The old notes are, and new notes and the guarantees will be, unsecured and effectively subordinated to our secured indebtedness and that of our subsidiary guarantors.

        The old notes are, and the new notes and the guarantees will be, general unsecured senior obligations ranking effectively junior in right of payment to any secured debt of ours and that of each of the subsidiary guarantors, respectively, including obligations under our Senior Credit Agreement, to the extent of the value of the collateral securing such indebtedness, and structurally junior to the indebtedness of future subsidiaries that do not guarantee the notes. The borrowing base under our Senior Credit Agreement is currently $100.0 million. Any amounts borrowed thereunder would be secured debt and effectively senior in right of payment to the notes to the extent of the value of the collateral securing that indebtedness. The Indenture permits us and the subsidiary guarantors to incur additional secured debt in the future.

        If we or a subsidiary guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any secured debt of ours or that subsidiary guarantor will be entitled to be paid in full from our assets or the assets of the guarantor, as applicable, securing that debt before any payment may be made with respect to the notes or the affected guarantees. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that does not rank junior to the notes, including all of our general creditors and the holders of our secured debt to the extent such debt is not satisfied with the proceeds of the collateral therefor, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes would likely receive less, ratably, than holders of secured indebtedness.

We are able to incur a substantial amount of additional indebtedness. Our debt level in the future and the covenants in the agreements governing our debt could negatively impact our financial condition, results of operations and business prospects and prevent us from fulfilling our obligations under the notes.

        Our level of indebtedness in the future, and the covenants contained in the agreements governing our debt, could have important consequences for our operations, including by:

  •
  making it more difficult for us to satisfy our obligations under the notes or other indebtedness and increasing the risk that we may default on our debt obligations;

  •
  requiring us to dedicate a substantial portion of our cash flow from operations to required payments on indebtedness, thereby reducing the availability of cash flow for working capital, capital expenditures, and other general business activities;

  •
  limiting our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, and general corporate and other activities;

  •
  limiting management's discretion in operating our business;

  •
  limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  •
  detracting from our ability to withstand successfully a downturn in our business or the economy generally;

  •
  placing us at a competitive disadvantage against less leveraged competitors; and

  •
  making us vulnerable to increases in interest rates, because debt under any senior revolving credit facility may vary with prevailing interest rates.

        We may be required to repay all or a portion of our debt on an accelerated basis in certain circumstances. If we fail to comply with the covenants and other restrictions in the agreements governing our debt, it could lead to an event of default and the consequent acceleration of our obligation to repay outstanding debt. Our ability to comply with these covenants and other restrictions may be affected by events beyond our control, including prevailing economic and financial conditions.

        Currently, our $1.0 billion senior revolving credit facility has a borrowing base of $100.0 million for secured borrowings, subject to periodic borrowing base redeterminations. At November 1, 2017, we had no borrowings outstanding, approximately $2.6 million letters of credit outstanding, and approximately $137.4 million of borrowing capacity available under the Senior Credit Agreement. Borrowings under the Senior Credit Agreement are secured and, as a result, effectively senior to the notes and the guarantees of the notes by the guarantors to the extent of the value of the collateral securing that indebtedness. In addition, holders of any future debt we may incur that ranks equally with the notes will be entitled to share ratably with the holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of proceeds paid to you. If new debt is incurred, the related risks that we and our subsidiaries now face could intensify. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could increase.

We may not be able to repurchase the notes upon a change of control.

        Upon the occurrence of certain change of control events, we would be required to offer to repurchase all or any part of the notes then outstanding for cash at 101% of the principal amount. The source of funds for any repurchase required as a result of any change of control will be our available cash or cash generated from our operations or other sources, including:

  •
  sale of assets; or

  •
  sales of equity.

        We cannot assure you that sufficient funds would be available at the time of any change of control to repurchase your notes. Additionally, a "change of control" is an event of default under our Senior Credit Agreement that would permit the lenders to accelerate the debt outstanding under such facility. Finally, using available cash to fund the potential consequences of a change of control may impair our ability to obtain additional financing in the future, which could negatively impact our ability to conduct our business operations.

A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under United States bankruptcy or similar state law, which would prevent the holders of the notes from relying on that subsidiary to satisfy claims.

        Under United States bankruptcy law and comparable provisions of state fraudulent transfer laws, our subsidiary guarantees of the notes can be voided, or claims under the subsidiary guarantees may be subordinated to all other debts of that subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its guarantee or, in some states, when payments become due under the guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and:

  •
  was insolvent or rendered insolvent by reason of such incurrence;

  •
  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

        Our subsidiary guarantees may also be voided, without regard to the above factors, if a court found that the subsidiary guarantor entered into the guarantee with the actual intent to hinder, delay, or defraud its creditors.

        A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the subsidiary guarantor did not substantially benefit directly or indirectly from the issuance of the guarantees. If a court were to void a subsidiary guarantee, you would no longer have a claim against the subsidiary guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining subsidiary guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the subsidiary guarantor.

        The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        The obligations of each subsidiary guarantor will be limited as necessary to prevent each subsidiary guarantee from constituting a fraudulent conveyance under applicable law. We cannot assure you that this limitation will protect the subsidiary guarantees from fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the guarantees would suffice, if necessary, to pay the notes in full when due.

The notes will be structurally subordinated to all indebtedness and other liabilities of our future subsidiaries that are not guarantors of the notes.

        You would not have any claim as a creditor against any of our future subsidiaries that are not guarantors of the notes. Indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will be effectively senior to your claims against those subsidiaries. As a result, your ability to make a claim against those subsidiaries may be limited.

Many of the covenants contained in the Indenture will terminate if the notes are rated investment grade by both of S&P and Moody's.

        Many of the covenants in the Indenture will terminate if the notes are rated investment grade by both S&P and Moody's, provided at such time no default under the Indenture has occurred and is continuing. These covenants restrict, among other things, our ability to pay dividends, to incur debt, and to enter into certain other transactions. There can be no assurance that the notes will ever be rated investment grade, or if they are rated investment grade, that the notes will maintain such ratings. However, termination of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. Please see "Description of the New Notes—Covenant Termination."

RATIO OF EARNINGS TO FIXED CHARGES

        The following table contains a summary of our earnings to fixed charges for the periods indicated in thousands, except ratios. You should read the ratio information below in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the notes thereto in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017, June 30, 2017 and September 30, 2017, which are incorporated herein by reference and Exhibit 12.1 filed with this prospectus.

        As a result of the application of fresh-start accounting as of September 9, 2016, following our reorganization, the financial statements on or prior to September 9, 2016 are not comparable with the financial statements after September 9, 2016. The reference to "Successor" in the following table refers to the Company after September 9, 2016, after giving effect to the application of fresh-start accounting. The reference to "Predecessor" in the following table refers to the Company on or prior to September 9, 2016.

	Successor			Predecessor		Successor		Predecessor
		Period from September 10, 2016 through September 30, 2016		Period from January 1, 2016 through September 9, 2016		Period from September 10, 2016 through December 31, 2016		Period from January 1, 2016 through September 9, 2016
										Year Ended December 31,
	Nine Months Ended September 30, 2017
										2015		2014	2013		2012
Ratio of earnings to fixed charges	10.2	—	(1)	—	(2)	—	(3)	—	(2)	—	(4)	1.5	—	(5)	—	(6)

(1)
Due to our "Loss before income taxes, as adjusted" for the period from September 10, 2016 through September 30, 2016 the ratio coverage was less than 1:1. We must generate additional earnings of $447.3 million to achieve a coverage ratio of 1:1.

(2)
Due to our "Loss before income taxes, as adjusted" or the period from January 1, 2016 through September 9, 2016 the ratio coverage was less than 1:1. We must generate additional earnings of $64.7 million to achieve a coverage ratio of 1:1.

(3)
Due to our "Loss before income taxes, as adjusted" for the period from September 10, 2016 through December 31, 2016 the ratio coverage was less than 1:1. We must generate additional earnings of $474.5 million to achieve a coverage ratio of 1:1.

(4)
Due to our "Loss before income taxes, as adjusted" for the year ended December 31, 2015, the ratio coverage was less than 1:1. We must generate additional earnings of $2.0 billion to achieve a coverage ratio of 1:1.

(5)
Due to our "Loss before income taxes, as adjusted" for the year ended December 31, 2013, the ratio coverage was less than 1:1. We must generate additional earnings of $1.6 billion to achieve a coverage ratio of 1:1.

(6)
Due to our "Loss before income taxes, as adjusted" for the year ended December 31, 2012, the ratio coverage was less than 1:1. We must generate additional earnings of $120.9 million to achieve a coverage ratio of 1:1.

 USE OF PROCEEDS

        The exchange offer is intended to satisfy our obligations under the registration rights agreement we entered into in connection with the private offering of the old notes. We will not receive any proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated in this prospectus, we will receive, in exchange, outstanding old notes in like principal amount. We will cancel all old notes surrendered in exchange for new notes in the exchange offer. As a result, the issuance of the new notes will not result in any increase or decrease in our outstanding indebtedness.

 DESCRIPTION OF OTHER INDEBTEDNESS

Senior Revolving Credit Facility

        On September 7, 2017, the Company entered into an Amended and Restated Senior Secured Revolving Credit Agreement (the "Senior Credit Agreement") by and among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and certain other financial institutions party thereto, as lenders. The Senior Credit Agreement amends and restates in its entirety the Senior Secured Revolving Credit Agreement entered into on September 9, 2016 (as amended, the "Original Credit Agreement"). Pursuant to the Senior Credit Agreement, the lenders party thereto have agreed to provide the Company with a $1.0 billion senior secured reserve-based revolving credit facility (the "senior revolving credit facility" and the loans thereunder, the "Loans") with a current borrowing base of $100.0 million.

        The maturity date of the senior revolving credit facility is September 7, 2022. Until such maturity date, the Loans under the Senior Credit Agreement shall bear interest at a rate per annum equal to (i) the alternative base rate plus an applicable margin of 1.25% to 2.25%, based on the borrowing base utilization percentage under the senior revolving credit facility or (ii) adjusted LIBOR plus an applicable margin of 2.25% to 3.25%, based on the borrowing base utilization percentage under the senior revolving credit facility. The Company may elect, at its option, to prepay any borrowing outstanding under the Senior Credit Agreement without premium or penalty (except with respect to any break funding payments, which may be payable pursuant to the terms of the Senior Credit Agreement). The Company may be required to make mandatory prepayments of the Loans under the senior revolving credit facility in connection with certain borrowing base deficiencies.

        Amounts outstanding under the Senior Credit Agreement are guaranteed by certain of the Company's direct and indirect subsidiaries and secured by a security interest in substantially all of the assets of the Company and such direct and indirect subsidiaries.

        The Senior Credit Agreement contains certain financial covenants, including the maintenance of (i) a ratio of Consolidated Total Net Debt (as defined in the Senior Credit Agreement) to EBITDA not to exceed 4.00:1.00, and (ii) a Current Ratio (as defined in the Senior Credit Agreement) not to be less than 1.00:1.00, each determined as of the last day of any fiscal quarter period. In addition, the Senior Credit Agreement contains certain other affirmative and negative covenants, including delivery of financial statements; conduct of business; reserve reports; title information; indebtedness; liens; dividends and distributions; investments; sale or discount of receivables; mergers; sale of properties; termination of swap agreements; transactions with affiliates; negative pledges; dividend restrictions; gas imbalances; take-or-pay or other prepayments and swap agreements.

        The Senior Credit Agreement contains certain events of default, including non-payment; breaches of representations and warranties; non-compliance with covenants or other agreements; cross-default to material indebtedness; judgments; change of control; and voluntary and involuntary bankruptcy.

        At November 1, 2017, the Company was in compliance with the financial covenants under the Senior Credit Agreement. At November 1, 2017, under the then effective borrowing base of $140.0 million, the Company had no borrowings outstanding, approximately $2.6 million letters of credit outstanding, and approximately $137.4 million of borrowing capacity available under the Senior Credit Agreement.

THE EXCHANGE OFFER

Terms of the Exchange Offer; Period for Tendering Old Notes

        Subject to terms and conditions detailed in this prospectus, we will accept for exchange old notes which are properly tendered on or prior to the expiration date and not withdrawn as permitted below. As used herein, the term "expiration date" means 5:00 p.m., New York City time, on January 29, 2018. We may, however, in our sole discretion, extend the period of time during which the exchange offer is open. If such an extension occurs, the term "expiration date" shall mean the latest time and date to which such exchange offer is extended.

        As of the date of this prospectus, $425,005,000 aggregate principal amount of old notes are outstanding and the subject of the exchange offer described in this prospectus. We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and delay acceptance for exchange of any old notes, by giving oral or written notice of such extension to the holders thereof as described below. During any such extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly upon expiration or termination of the exchange offer.

        Old notes tendered in the exchange offer must be in denominations of a principal amount of $2,000 or integral multiples of $1,000 in excess of $2,000.

        We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes, upon the occurrence of any of the events specified under "—Conditions to the Exchange Offer." We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Exchange Offer Procedures

        The tender to us of old notes by you as set forth below and our acceptance of the old notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender old notes for exchange pursuant to the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal or, in the case of a book-entry transfer, an agent's message in lieu of such letter of transmittal, to U.S. Bank National Association, as exchange agent, at the address set forth below under "—Exchange Agent" on or prior to the expiration date. In addition, either:

  •
  certificates for such old notes must be received by the exchange agent along with the letter of transmittal; or

  •
  a timely confirmation of a book-entry transfer, which we refer to as a "book-entry confirmation," of such old notes, if such procedure is available, into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer must be received by the exchange agent, prior to the expiration date, with the letter of transmittal or an agent's message in lieu of such letter of transmittal.

        The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant. The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or old notes should be sent to us.

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

  •
  by a holder of the old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

  •
  for the account of an eligible institution (as defined below).

        In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Signature Program (each such entity being hereinafter referred to as an "eligible institution"). If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an eligible institution.

        We or the exchange agent in our or its sole discretion will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of old notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular old note not properly tendered or to not accept any particular old note which acceptance might, in our judgment or our counsel's, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration date (including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer). Our or the exchange agent's interpretation of the terms and conditions of the exchange offer as to any particular old note either before or after the expiration date (including the letter of transmittal and the instructions thereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of old notes for exchange, and no one will be liable for failing to provide such notification.

        If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, such old notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the old notes and the signatures must be guaranteed by an eligible institution.

        If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

        By tendering old notes, you represent to us, among other things, that you are not our "affiliate," as defined under Rule 405 under the Securities Act, that the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such new notes, whether or not such person is the holder, that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the notes, and that you are not holding old notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering. In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that the holder is not engaged in, and does not intend to engage in, a distribution of the new notes. However, any purchaser of old notes who is our affiliate, who intends to participate in the exchange offer for the purpose of distributing the new notes, or who is a broker-dealer that acquired old notes in a transaction other than as part of its trading or market-making activities and who has arranged or has an understanding with any person to participate in the distribution of the old notes:

  •
  cannot rely on the applicable interpretations of the staff of the SEC;

  •
  will not be entitled to participate in the exchange offer; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        We base our belief on interpretations by the SEC staff, as set forth in no-action letters issued to third parties unrelated to us, including Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993). We have not asked the staff for a no-action letter in connection with the exchange offer, however, and we cannot guarantee that the SEC would make a similar decision about our exchange offer. If our belief is wrong, you could incur liability under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

        Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution." The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Acceptance of Old Notes for Exchange; Delivery of New Notes

        Upon satisfaction or waiver of all of the conditions to each exchange offer, we will accept, promptly after the expiration date, all old notes properly tendered pursuant thereto and will issue the new notes promptly after acceptance of the old notes. See "—Conditions to the Exchange Offer." For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

        The holder of each old note accepted for exchange will receive a new note in an amount equal to the surrendered old note. Holders of new notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the old notes. Holders of new notes will not receive any payment in respect of accrued interest on old notes otherwise payable on any interest payment date, the record date for which occurs on or prior to the consummation of the exchange offer.

        In all cases, issuance of new notes for old notes that are accepted for exchange will be made only after timely receipt by the exchange agent of:

  •
  certificates for such old notes or a timely book-entry confirmation of such old notes into the exchange agent's account at DTC;

  •
  a properly completed and duly executed letter of transmittal or an agent's message in lieu thereof; and

  •
  all other required documents.

        If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged old notes will be returned without expense to the tendering holder (or, in the case of old notes tendered by book entry transfer into the exchange agent's account at DTC pursuant to the book-entry procedures described below, such non-exchanged old notes will be credited to an account maintained with DTC promptly upon the expiration or termination of the exchange offer).

Book-Entry Transfers

        For purposes of each exchange offer, the exchange agent will request that an account be established with respect to the old notes at DTC within two business days after the date of this prospectus, unless the exchange agent has already established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Although delivery of old notes may be effected through book-entry transfer at DTC, the letter of transmittal or an agent's message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at one of the address set forth under "—Exchange Agent" or in the letter of transmittal on or prior to the expiration date.

Withdrawal Rights

        You may withdraw your tender of old notes at any time prior to the expiration date. To be effective, a written notice of withdrawal must be received by the exchange agent at one of the address set forth under "—Exchange Agent." This notice must specify:

  •
  the name of the person having tendered the old notes to be withdrawn;

  •
  the old notes to be withdrawn (including the principal amount of such old notes); and

  •
  where certificates for old notes have been transmitted, the name in which such old notes are registered, if different from that of the withdrawing holder.

        If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless such holder is an eligible institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

        We or the exchange agent will make a final and binding determination on all questions as to the validity, form and eligibility (including time of receipt) of such notices. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to such holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, such old notes will be credited to an account maintained with DTC for the old notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer). Properly withdrawn old notes may be retendered by following one of the procedures described under "—Exchange Offer Procedures" above at any time on or prior to the expiration date.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer, if any of the following events occur prior to acceptance of such old notes:

  (1)
  the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC;

  (2)
  there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree has been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission,

  •
  seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result thereof, or

  •
  resulting in a material delay in our ability to accept for exchange or exchange some or all of the old notes pursuant to the exchange offer;

  (3)
  any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated in the exchange offer by any government or governmental authority, domestic or foreign, or any action has been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in our sole judgment might, directly or indirectly, result in any of the consequences referred to in clauses (1) or (2) above or, in our reasonable judgment, might result in the holders of new notes having obligations with respect to resales and transfers of new notes which are greater than those described in the interpretation of the SEC referred to on the cover page of this prospectus, or would otherwise make it inadvisable to proceed with the exchange offer; or

  (4)
  there has occurred:

  •
  any general suspension of or general limitation on prices for, or trading in, our securities on any national securities exchange or in the over-the-counter market,

  •
  any limitation by a governmental agency or authority which may adversely affect our ability to complete the transactions contemplated by the exchange offer,

  •
  a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit, or

  •
  a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof;

which in our reasonable judgment in any case, and regardless of the circumstances (including any action by us) giving rise to any such condition, makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange.

        The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.

        In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes, if at such time any stop order is threatened or in effect with respect to the registration statement, of which this prospectus constitutes a part, or the qualification of the Indenture under the Trust Indenture Act.

Exchange Agent

        We have appointed U.S. Bank National Association as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

U.S. BANK NATIONAL ASSOCIATION

By Registered, Certified or Regular Mail or by Overnight Delivery:	Confirm by Telephone:
U.S. Bank National Association Global Corporate Trust Services Attn: Specialized Finance 111 Fillmore Ave. East EP-MN-WS1P St. Paul, MN 55107	(800) 934-6802

        DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR IN THE LETTER OF TRANSMITTAL DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

        The principal solicitation is being made by mail by U.S. Bank National Association, as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the Trustee, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

        Additional solicitation may be made by telephone, email or in person by our and our affiliates' officers and regular employees and by persons so engaged by the exchange agent.

Accounting Treatment

        We will record the new notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be expensed as incurred.

Transfer Taxes

        Holders who tender their old notes for exchange will not be obligated to pay any related transfer taxes, except that holders who instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer taxes.

Consequences of Exchanging or Failing to Exchange Old Notes

        If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the provisions of the Indenture regarding transfer and exchange of the old notes and the restrictions on transfer of the old notes described in the legend on your certificates. These transfer restrictions are required because the old notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the old notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the old notes under the Securities Act. Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the new notes, and, to the extent described below, you will not be entitled to participate in the exchange offer if:

  •
  you are our "affiliate," as defined in Rule 405 under the Securities Act;

  •
  you are not acquiring the new notes in the exchange offer in the ordinary course of your business;

  •
  you have an arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the new notes you will receive in any exchange offer;

  •
  you are holding old notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering; or

  •
  you are acting on behalf of any person that could not truthfully make these representations.

        We base our belief on interpretations by the SEC staff, as set forth in no-action letters issued to third parties unrelated to us, including Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993). We have not asked the staff for a no-action letter in connection with the exchange offer, however, and we cannot guarantee that the SEC would make a similar decision about our exchange offer. If our belief is wrong, you could incur liability under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

        We do not intend to request the SEC to consider, and the SEC has not considered, the exchange offer in the context of a similar no-action letter. As a result, we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in the circumstances described in the no-action letters discussed above. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of new notes and has no arrangement or understanding to participate in a distribution of new notes. If you are our affiliate, are engaged in or intend to engage in a distribution of the new notes or have any arrangement or understanding with respect to the distribution of the new notes you will receive in the exchange offer, you may not rely on the applicable interpretations of the staff of the SEC, you will not be entitled to participate in the exchange offer and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. If you are a participating broker-dealer, you must acknowledge that you will deliver a prospectus in connection with any resale of the new notes. In addition, to comply with state securities laws, you may not offer or sell the new notes in any state unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with. The offer and sale of the new notes to "qualified institutional buyers" (as defined in Rule 144A of the Securities Act) is generally exempt from registration or qualification under state securities laws. We do not plan to register or qualify the sale of the new notes in any state where an exemption from registration or qualification is required and not available.

Other

        Participation in the exchange offer is voluntary, and you should consider carefully whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

DESCRIPTION OF THE NEW NOTES

        We issued the old notes under an indenture, dated as of February 16, 2017 (as amended and supplemented, the "Indenture"), among us, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (the "Trustee"). We will issue the new notes under the Indenture, and the new notes will represent the same debt as the old notes for which they are exchanged.

        The Indenture is governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The registration rights agreement referred to under the caption "—Registration Rights" set forth the rights holders of the old notes have to require us to register their notes with the SEC.

        Old notes that remain outstanding after the completion of the exchange offer, together with the new notes, will be treated as a single class of securities under the Indenture. Otherwise unqualified references herein to "notes" shall, unless the context requires otherwise, include the old notes and the new notes, and all references to specified percentages in aggregate principal amount of the notes shall be deemed to mean, at any time after the exchange offer is completed, such percentage in aggregate principal amount of the old notes and the new notes then outstanding.

        The terms of the new notes will be substantially identical to the terms of the old notes, except that the new notes:

  •
  will have been registered under the Securities Act;

  •
  will not be subject to transfer restrictions applicable to the old notes; and

  •
  will not have the benefit of the registration rights agreement applicable to the old notes.

        The following description is a summary of the material provisions of the Indenture and the registration rights agreement. It does not restate those agreements in their entirety. We urge you to read the Indenture and the registration rights agreement because they, and not this description, define your rights as Holders of these notes. You may request copies of the Indenture and the registration rights agreement at the Company's address set forth under the heading "—Additional Information."

        You can find the definitions of certain capitalized terms used in this description that are not otherwise defined in this description under the subheadings "—Certain Definitions," "Brief Description of the Notes—Principal, Maturity and Interest" and "—Registration Rights." In this description, the word "Company" refers only to Halcón Resources Corporation and not to any of its subsidiaries.

        The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders of new notes will have rights under the Indenture, and all references to "Holders"' in this description are to registered holders of notes.

Brief Description of the Notes

The Notes

        The old notes that are subject to this exchange offer were issued on February 16, 2017 in a principal amount of $850.0 million. On October 10, 2017, the Company completed a repurchase of $424,995,000 million of the $850.0 million then outstanding principal amount of old notes, reducing the principal amount outstanding to $425,005,000.

        The new notes:

  •
  will be general unsecured senior obligations of the Company;

  •
  will rank equal in right of payment to all existing and future senior Indebtedness of the Company;

  •
  will be initially issued in an aggregate principal amount of up to $425,005,000, subject to the Company's ability to issue Additional Notes under certain circumstances;

  •
  will be effectively subordinate in right of payment to any secured Indebtedness of the Company to the extent of the collateral securing such Indebtedness, including Indebtedness under the Credit Agreement;

  •
  will be senior in right of payment to any future subordinated Indebtedness of the Company;

  •
  will be effectively subordinated to the Indebtedness of future Subsidiaries that do not guarantee the new notes; and

  •
  will be unconditionally guaranteed by the Guarantors.

The Subsidiary Guarantees

        The new notes will be jointly and severally guaranteed by each of the Company's present Restricted Subsidiaries and by any of its future Restricted Subsidiaries that guarantee Indebtedness of the Company or another Guarantor under a Credit Facility.

        The Subsidiary Guarantees of the new notes:

  •
  will be general unsecured senior obligations of each Guarantor;

  •
  will be equal in right of payment to all existing and future senior Indebtedness of each Guarantor;

  •
  will be effectively subordinate in right of payment to any secured Indebtedness of each Guarantor to the extent of the collateral securing such Indebtedness, including Indebtedness of the Guarantors under the Credit Agreement; and

  •
  will be senior in right of payment to any future subordinated Indebtedness of each Guarantor.

        As of the date of the Indenture, all of the Company's Subsidiaries were "Restricted Subsidiaries."

        The Subsidiary Guarantee of a Guarantor is subject to release in certain instances as described under the subheading "—Subsidiary Guarantees," and under the circumstances described below under the subheading "—Certain Definitions—Unrestricted Subsidiary," the Company will be permitted to designate certain of its Subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture and will not guarantee the notes.

Principal, Maturity and Interest

        The old notes that are subject to this exchange offer were issued on February 16, 2017 in a principal amount of $850.0 million. On October 10, 2017, the Company completed a repurchase of $424,995,000 of the $850.0 million then outstanding principal amount of old notes, reducing the aggregate principal amount outstanding to $425,005,000. We may issue additional notes (the "Additional Notes") from time to time in an unlimited amount without the consent of the Holders but subject to the provisions of the Indenture as described below under the caption "—Certain Covenants—Incurrence of Indebtedness." The old notes and any Additional Notes subsequently issued under the Indenture, including the new notes issued in the exchange offer, will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Unless otherwise provided or the context otherwise requires, for all purposes of the Indenture and this "Description of the New Notes," references to the notes include any Additional Notes and new notes actually issued.

        The Company will issue the new notes in minimum denominations of $2,000 or integral multiples of $1,000 in excess thereof. The new notes will mature on February 15, 2025.

        Interest on the notes accrues at the rate of 6.75% per year and will be payable semiannually in arrears on February 15 and August 15, commencing on August 15, 2017. The Company will make each interest payment to the Holders of record of the notes on the immediately preceding February 1 and August 1. Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        The interest rate on the notes subject to this exchange offer is subject to increase if the registration statement to which this prospectus relates is not declared effective on a timely basis or if certain other conditions specified by the registration rights agreement are not satisfied, all as further described under the caption "—Registration Rights." All references to interest on the notes include any such additional interest that may be payable.

Methods of Receiving Payments on the Notes

        If a Holder of not less than $5.0 million aggregate principal amount of any notes has given wire transfer instructions to the Company, the Company will make all principal, premium and interest payments on those notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the Paying Agent within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

        The Company will make all principal, premium and interest payments on each note in global form registered in the name of The Depository Trust Company ("DTC") or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the Holder of such global note.

Paying Agent and Registrar for the Notes

        The Trustee currently acts as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the notes, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

        A Holder may transfer or exchange notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any note selected for redemption. Also, the Company is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

        The Holder of a note will be treated as the owner of it for all purposes.

Subsidiary Guarantees

        The Guarantors will jointly and severally guarantee the Company's obligations under the notes on a senior unsecured basis. The obligations of each Guarantor under its Subsidiary Guarantee will be limited in a manner intended to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable laws, although no assurance can be given that a court would give the Holders the benefit of such a provision. Please read "Risk Factors—Risks Related to Our Indebtedness and the Notes—A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under

United States bankruptcy or similar state law, which would prevent the holders of the notes from relying on that subsidiary to satisfy claims."

        Except in a transaction resulting in the release of a Subsidiary Guarantee of a Guarantor, the Company will not permit a Guarantor to sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person (other than the Company or another Guarantor) unless:

  (1)
  immediately after giving effect to that transaction, no Default or Event of Default shall have occurred and be continuing; and

  (2)
  the Person acquiring the assets in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of that Guarantor under its Subsidiary Guarantee pursuant to a supplemental indenture satisfactory to the Trustee.

        The Subsidiary Guarantee of a Guarantor will be released in accordance with the applicable provisions of the Indenture:

  (1)
  in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) other than to the Company or a Restricted Subsidiary of the Company, if such transaction as of the time of such disposition complies with the provisions of the Indenture described under the caption "—Repurchase at the Option of Holders—Asset Sales";

  (2)
  in connection with any sale or other disposition of the Capital Stock of a Guarantor (including by way of merger or consolidation) other than to the Company or a Restricted Subsidiary of the Company, if such transaction at the time of such disposition complies with the provisions of the Indenture described under the caption "—Repurchase at the Option of Holders—Asset Sales" and the Guarantor ceases to be a Restricted Subsidiary of the Company as a result of such transaction;

  (3)
  if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the provisions of the Indenture;

  (4)
  if the Company effects a Legal Defeasance or Covenant Defeasance as described under "—Legal Defeasance and Covenant Defeasance" or if it satisfies and discharges the Indenture as described under "—Satisfaction and Discharge"; or

  (5)
  unless a Default or Event of Default has occurred and is continuing, at such time as such Guarantor ceases to guarantee any other Indebtedness of the Company or any other Guarantor under a Credit Facility.

        Please read "—Repurchase at the Option of Holders—Asset Sales."

Optional Redemption

        Prior to February 15, 2020, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes (including any Additional Notes) originally issued prior to the redemption date under the Indenture in an amount not greater than the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 106.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date); provided that:

  (1)
  at least 65% in aggregate principal amount of notes (including any Additional Notes) originally issued under the Indenture remain outstanding immediately after the occurrence of such redemption (excluding notes held by the Company and its Subsidiaries); and

  (2)
  each such redemption must occur within 180 days of the date of the closing of the related Equity Offering.

        In addition, at any time prior to February 15, 2020, the Company may redeem all or part of the notes at a redemption price equal to the sum of:

  (i)
  the principal amount thereof, plus

  (ii)
  the Make Whole Premium at the redemption date,

plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

        On or after February 15, 2020, the Company may redeem all or a part of the notes at any time or from time to time, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

Year	Percentage
2020	105.063%
2021	103.375%
2022	101.688%
2023 and thereafter	100.000%

        Except pursuant to the preceding paragraphs, or as described below in the last paragraph under "—Repurchase at the Option of Holders—Change of Control," the notes will not be redeemable at the Company's option prior to maturity.

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the Trustee will select notes for redemption as follows:

  (1)
  if the notes are listed, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

  (2)
  if the notes are not so listed, on a pro rata basis (or, in the case of new notes in global form, the new notes represented thereby will be selected in accordance with DTC's prescribed method).

        Notes or portions of notes the Trustee selects for redemption shall be in minimum amounts of $2,000 or a whole multiple of $1,000 in excess thereof. Notices of redemption shall be given in the manner prescribed in the Indenture at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that notices of redemption may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the Indenture. Notices of redemption may be subject to one or more conditions precedent specified in the notice of redemption, including completion of an Equity Offering or other corporation transaction.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption, subject to satisfaction of any conditions to the redemption. On and after the redemption date, interest will cease to accrue on notes or portions of them called for redemption.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

        The Company is not required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, the Company may be required to offer to purchase notes as described under the captions "—Repurchase at the Option of Holders—Change of Control" and "—Asset Sales." The Company may at any time and from time to time purchase notes in the open market or otherwise.

Repurchase at the Option of Holders

Change of Control

        If a Change of Control occurs, unless the Company has previously or concurrently exercised its right to redeem all of the notes as described under "—Optional Redemption," each Holder of notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder's notes pursuant to the offer described below (the "Change of Control Offer"). In the Change of Control Offer, the Company will offer a payment (the "Change of Control Payment") in cash equal to 101% of the aggregate principal amount of notes to be repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of purchase).

        Within 30 days following any Change of Control, the Company will send a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the date specified in such notice (the "Change of Control Payment Date"), which date will be no earlier than 30 days nor later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described herein, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of the Company's compliance with such securities laws or regulations.

        On the Change of Control Payment Date, the Company will, to the extent lawful:

  (1)
  accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and

  (3)
  deliver or cause to be delivered to the Trustee the notes so accepted together with an officers' certificate stating the aggregate principal amount of notes or portions thereof being purchased by the Company.

        The Paying Agent will promptly mail to each Holder of notes so tendered and not withdrawn the Change of Control Payment for such tendered notes, with such payments to be made through the facilities of DTC for all notes in global form, and the Trustee will promptly authenticate and send (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any, by such Holder; provided that each such new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

        The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture will not contain provisions that permit the Holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        Also, the Credit Agreement currently treats certain change of control events with respect to the Company as an event of default entitling the lenders to terminate all further lending commitments, to accelerate all loans then outstanding and to exercise other remedies. The occurrence of a Change of Control may result in a default under future Indebtedness of the Company and its Subsidiaries, and give the lenders thereunder the right to require the Company to repay obligations outstanding thereunder. Moreover, the exercise by Holders of their right to require the Company to repurchase the notes could cause a default under such future Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. The Company's ability to repurchase notes following a Change of Control also may be limited by the Company's then existing financial resources.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer, (2) a notice of redemption for all outstanding notes has been given, unless and until there is a default in payment of the applicable redemption price, or (3) in connection with or in contemplation of any publicly announced Change of Control, the Company has made an offer to purchase (an "Alternate Offer") any and all notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all new notes properly tendered in accordance with the terms of the Alternate Offer.

        A Change of Control Offer or Alternate Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer or Alternate Offer.

        The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require the Company to repurchase such notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole may be uncertain. In addition, Holders of notes may not be entitled to require the Company to repurchase their notes in certain circumstances involving a significant change in the composition of the Board of Directors of the Company, including in connection with a proxy contest, where the Company's Board of Directors does not endorse a dissident slate of directors but approves them for purposes of the Indenture.

        If Holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer or Alternate Offer and the Company, or any other Person making a Change of Control Offer in lieu of the Company as described above, purchases all of the notes validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days' prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment or Alternate Offer payment, as applicable, plus, to the extent not included in the Change of Control Payment or Alternate Offer payment, as applicable, accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of purchase).

Asset Sales

        The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Equity Interests or other assets issued or sold or otherwise disposed of (which may be determined at the time of entering into any agreement with respect to such Asset Sale); and

  (2)
  (A) at least 75% of the aggregate consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Sale and all other Asset Sales since the Issue Date, on a cumulative basis, is in the form of cash, Cash Equivalents or assets of the type referred to in clauses (2) or (3) of the next succeeding paragraph, or any combination of the foregoing (together, "Permitted Consideration") or (B) the Fair Market Value of all forms of consideration other than Permitted Consideration since the Issue Date does not exceed in the aggregate 10% of the ACNTA of the Company at the time when such determination is made. For purposes of this provision, each of the following shall be deemed to be cash:

  (a)
  any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement or similar agreement that releases the Company or such Restricted Subsidiary from further liability; and

  (b)
  any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted within 120 days by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

        Except with respect to a Williston Sale (in which case the Company will be required to make a Williston Sale Offer in accordance with the tenth paragraph of this section), within the later of (x) one year after the date of receipt of any Net Proceeds from an Asset Sale and (y) six months after the date of an agreement entered into within such one-year period committing the Company to make an acquisition or expenditure referred to in clauses (2) or (3) below, the Company may apply such Net Proceeds at its option, in any one or more of the following:

  (1)
  to repay, redeem or repurchase the Senior Debt of the Company or any Guarantor; provided that any reduction in outstanding Indebtedness under any revolving credit facility shall be deemed to have been made temporarily pursuant to the next-following paragraph and not under this clause (1) unless the Board of Directors of the Company shall determine otherwise;

  (2)
  to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, a Person principally engaged in the Oil and Gas Business that will, upon such acquisition, become a Restricted Subsidiary; or

  (3)
  to make capital expenditures or to acquire properties or assets, in each case that are used or useful in the Oil and Gas Business.

        Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25.0 million, or earlier at the Company's option, the Company will make an offer (the "Asset Sale Offer") to all Holders of notes and, to the extent required by the terms thereof, all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount (or accreted value in the case of any such other pari passu Indebtedness issued with a significant original issue discount) plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of purchase), and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis, on the basis of the aggregate principal amounts (or accreted values) tendered in round denominations (which in the case of the notes will be minimum denominations of $2,000 principal amount or multiples of $1,000 in excess thereof). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

        Within 30 days following the date when the Company becomes obligated to make an Asset Sale Offer, the Company will send a notice to each Holder describing the transaction or transactions that constitute the Asset Sale and offering to repurchase Securities on the date (the "Asset Sale Payment Date") specified in such notice, which date will be no earlier than 30 days nor later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

        On the Asset Sale Payment Date, the Company will, to the extent lawful:

          (1)   accept for payment all Securities or portions thereof properly tendered pursuant to the Asset Sale Offer, subject to proration based on the amount of Excess Proceeds pursuant to the third paragraph above of this section;

          (2)   deposit with the Paying Agent an amount equal to the amount of Excess Proceeds that, after giving effect to proration with holders of pari passu Indebtedness pursuant to pursuant to the third paragraph above of this section, is allocable to the Securities or portions thereof so tendered (or, if less, the aggregate Asset Sale Payment for all Securities validly tendered and not withdrawn); and

          (3)   deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company.

        The Paying Agent will promptly mail (or cause to be transferred through the facilities of the Depositary) to each Holder of Securities so tendered and not withdrawn and accepted for payment in accordance with this section, the Asset Sale Payment for such tendered Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any, by such Holder; provided that each such new Security will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

        If the Asset Sale Offer Purchase Date is after the taking of a record of the Holders on a record date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a purchased Security is registered on such record date, and no other interest will be payable to Holders who tender Securities pursuant to the Asset Sale Offer.

        The Company will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this section, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of the Company's compliance with such securities laws or regulations.

        The Company will publicly announce the results of the Asset Sale Offer on or as soon as practicable after the date such Asset Sale Offer is completed.

        Upon the consummation of the first Williston Sale, (i) the Company shall deliver a Williston Sale Notice to the Trustee within two Business Days of the consummation of the Williston Sale and (ii) no later than 10 Business Days after the Williston Sale Date, the Company will make an offer (the "Williston Sale Offer") to all Holders of Securities to purchase for cash up to the sum of (x) 50% of aggregate principal amount of the Securities outstanding at commencement of such offer and (y) 50% of aggregate cash Net Proceeds (which, solely for purposes of this paragraph, will not reflect any reduction for taxes paid or payable as a result of the Williston Sale or amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Williston Sale) received by the Company or any of its Restricted Subsidiaries in respect of the Williston Sale in excess of $1.4 billion (such sum constituting the "Target Amount") at an offer price equal to 103.0% of principal amount plus accrued and unpaid interest, if any, to the date of purchase. A Williston Sale Offer may be made in advance of a Williston Sale and conditioned on and subject to the consummation of such Williston Sale. Any proceeds of a Williston Sale that remain after consummation of a Williston Sale Offer may be used by the Company or its Restricted Subsidiaries for any purpose not otherwise prohibited by the Indenture, and shall not be subject to the requirements of the first and second paragraphs of this section. If the aggregate principal amount of Securities tendered into such Williston Sale Offer exceeds the Target Amount, the Trustee shall select the Securities to be purchased on a pro rata basis in minimum denominations of $2,000 principal amount or multiples of $1,000 in excess thereof. In connection with a Williston Sale Offer, the Company will send a notice to each Holder briefly describing the transaction or transactions that constitute the Williston Sale and offering to repurchase Securities as required above that are validly tendered prior to the close of business on the last Business Day prior to the purchase date specified in such notice (the "Purchase Date"), which date will be no earlier than 30 days nor later than 60 days from later of the date such notice is mailed or the Williston Sale Date, pursuant to the procedures required by the Indenture and described in such notice, provided that if the Williston Sale Offer is made in advance of the Williston Sale Date, the Purchase Date may be deferred until the date on which the Williston Sale is completed. On the Purchase Date, the Company will, to the extent lawful, accept for payment all Securities or portions thereof properly tendered pursuant to the Williston Sale Offer, subject to proration as described above, deposit with the Paying Agent an amount equal to the required purchase price for Securities accepted for purchase in such Williston Sale Offer, and deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company. The Paying Agent will promptly pay (or cause to be transferred through the facilities of the Depositary) to each Holder of Securities so tendered and not withdrawn and accepted for payment in accordance with this paragraph, the required purchase price for such tendered Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any, by such Holder; provided that each such new Security will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. If the Purchase Date is after the taking of a record of the Holders on a record date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a purchased Security is registered on such record date, and no other interest will be payable to Holders who tender Securities pursuant to the Williston Sale Offer. The provisions of the eighth and ninth paragraphs of this section shall apply to a Williston Sale Offer as though it were an Asset Sale Offer.

        Upon the consummation of the first Williston Sale, the Company or its Restricted Subsidiaries shall, on or before 90 days after the Williston Sale Date, redeem, repurchase, retire, or otherwise satisfy and discharge, all of the Company's 12.0% Second Lien Secured Senior Notes due 2022 then outstanding.

        Any transaction that, on its own or together with other transactions, (x) constitutes a Williston Sale under clause (i) of the "Williston Sale" definition and (y) would result in the Company or any of its Restricted Subsidiaries receiving less than $1.2 billion in aggregate cash Net Proceeds (which, solely for purposes of this clause (l), will not reflect any reduction for taxes paid or payable as a result of the Williston Sale or amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Williston Sale) from such transaction or transactions, is subject to the provisions of the Indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" hereof.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described herein, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of the Company's compliance with such securities laws or regulations.

Certain Covenants

  Restricted Payments

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment by the Company or any Restricted Subsidiary in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);

  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company);

  (3)
  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity or scheduled sinking fund payment, any Subordinated Indebtedness of the Company or any Guarantor, except (a) a payment of interest or principal on or after the date when due or within three Business Days prior thereto, (b) in anticipation of satisfying a sinking fund obligation, principal installment payment or payment due at final maturity, in each case due within one year of the date of such payment, purchase or other acquisition or retirement or (c) payments on Indebtedness owed to the Company or a Guarantor; or

  (4)
  make any Investment other than a Permitted Investment (all such payments and other actions set forth in clauses (1) through (3) above and this clause (4) being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

  (1)
  no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

  (2)
  the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness"; and

  (3)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7), (8), (9), (10), (11), (12) or (13) of the next succeeding paragraph, but including Restricted Payments permitted by clauses (1), (5) and (14) of such paragraph), is less than the sum, without duplication, of:

  (A)
  50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from January1, 2017 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

    (B)
    100% of the aggregate Net Cash Proceeds and 100% of the Fair Market Value of securities or other property other than cash (including Capital Stock of Persons engaged in the Oil and Gas Business that become Restricted Subsidiaries or assets used in the Oil and Gas Business) received by the Company since the Issue Date from the issue or sale of Equity Interests of the Company (other than Disqualified Stock), other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company or to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees; plus

    (C)
    the amount by which Indebtedness is reduced on the Company's consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (plus the amount of any accrued interest then outstanding on such Indebtedness to the extent the obligation to pay such interest is extinguished less the amount of any cash, or the Fair Market Value of any property (as determined in good faith by an officer of the Company), distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

    (D)
    an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investments and proceeds representing the return of capital (excluding dividends and distributions to the extent included in Consolidated Net Income), in each case received by the Company or any Restricted Subsidiary since the Issue Date, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that to the extent the foregoing sum exceeds, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary since the Issue Date, such excess shall not be included in this clause (D) unless the amount represented by such excess has not been and will not be taken into account in one of the foregoing clauses (A)-(C).

        Notwithstanding the provisions of the foregoing paragraph, from and after the first Williston Sale Date:

  (i)
  each reference to the term "Issue Date" in paragraph above shall instead be deemed to be a reference to the first Williston Sale Date;

  (ii)
  the reference in clause (3)(A) in the paragraph above to "January 1, 2017" will be deemed to refer to the beginning of the fiscal quarter in which the first Williston Sale Date occurs; and

  (iii)
  a new clause (E) will be deemed to have been added after clause (3)(D) in the paragraph above (replacing the period at the end of clause (D) with a semi-colon and preceding clause (E) by the word "plus") as follows:

  "(E)
  the lesser of (i) $250.0 million and (ii) the amount that would have been available for Restricted Payments under this clause (3) in the paragraph above immediately prior to consummation of the first Williston Sale (assuming compliance with clauses (1) and (2))."

        The preceding provisions will not prohibit:

  (1)
  the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture (and such payment shall be deemed to be paid on the date of payment for purposes of any calculation required by this covenant);

  (2)
  the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such Net Cash Proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(B) of the preceding paragraph;

  (3)
  the defeasance, redemption, repurchase, retirement or other acquisition of any Subordinated Indebtedness of the Company or any Guarantor with the Net Cash Proceeds from an incurrence of any Permitted Refinancing Indebtedness permitted to be incurred under the caption "—Incurrence of Indebtedness";

  (4)
  the payment of any dividend or other distribution by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis;

  (5)
  so long as no Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any employees, former employees, directors or former directors of Company or any of its Restricted Subsidiaries (or heirs, estates or other permitted transferees of such employees or directors) pursuant to any agreements (including employment agreements), management equity subscription agreements or stock option agreements or plans (or amendments thereto), approved by the Board of Directors, under which such individuals purchase or sell or are granted the right to purchase or sell shares of Capital Stock; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $3.5 million in any twelve-month period (with any unused portion of such amount permitted to be carried forward to the next succeeding twelve month period);

  (6)
  so long as no Default has occurred and is continuing, loans or advances to employees of the Company or employees or directors of any Subsidiary of the Company, in each case as permitted by Section 402 of the Sarbanes-Oxley Act of 2002, the proceeds of which are used to purchase Capital Stock of the Company, or to refinance loans or advances made pursuant to this clause (6), in an aggregate amount not in excess of $2.0 million at any one time outstanding;

  (7)
  repurchases or other acquisitions for value of Capital Stock deemed to occur upon the exercise or exchange of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise or exchange price thereof or made in lieu of withholding taxes in connection with any such exercise or exchange; provided, however, that the aggregate amount of such repurchases, redemption or acquisitions to satisfy federal income tax obligations shall not exceed $2.0 million in any twelve-month period;

  (8)
  upon the occurrence of a Change of Control or an Asset Sale and within 60 days after the completion of the offer to repurchase the notes under the covenants described under "—Repurchase at the Option of Holders—Change of Control" or "—Asset Sales" above (including the purchase of all notes tendered and required to be purchased), any purchase, repurchase, redemption, defeasance, acquisition or other retirement for value of Subordinated Indebtedness required under the terms thereof as a result of such Change of Control or Asset Sale at a purchase or redemption price not to exceed 101% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any, provided that, in the notice to Holders relating to a Change of Control or Asset Sale hereunder, the Company shall describe this clause (8);

  (9)
  so long as no Default has occurred or is continuing, the purchase by the Company of fractional shares arising out of stock dividends, splits or business combinations;

  (10)
  payments to dissenting stockholders (x) pursuant to applicable law or (y) in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets in connection with a transaction that is not prohibited by the Indenture;

  (11)
  the purchase by the Company of fractional shares arising out of stock dividends, splits or combinations or business combinations or conversion of convertible or exchangeable securities of debt or equity issued by the Company;

  (12)
  dividends on Disqualified Stock if such dividends are included in the calculation of Fixed Charges;

  (13)
  payments made by any Person other than the Company or any Restricted Subsidiary to the stockholders of the Company in connection with or as part of a merger or consolidation that constitutes a Change of Control giving rise to the right of each Holder of Securities to require the Company to make a Change of Control Offer under the covenant described under "—Repurchase at the Option of Holders—Change of Control"; or

  (14)
  other Restricted Payments not to exceed (x) until consummation of the first Williston Sale, $50.0 million in the aggregate since the Issue Date and (y) thereafter, $25.0 million in the aggregate since the Issue Date.

        The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued at the time of such Restricted Payment by this covenant shall be evidenced by an officers' certificate which shall be delivered to the Trustee not later than five Business Days following the date of the making of any Restricted Payment. Such officers' certificate shall state that such Restricted Payment is permitted under the Indenture, together with a copy of any related resolution of the Board of Directors.

        For purposes of determining compliance with this covenant, if a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in clauses (1)-(14) above, the Company, in its sole discretion, may order and classify, and subsequently reorder and reclassify, such Restricted Payment in any manner in compliance with this covenant.

  Incurrence of Indebtedness

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt); provided, however, that the Company and any Guarantor may incur Indebtedness (including Acquired Debt), if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the Net Cash Proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"):

  (1)
  the incurrence by the Company and any Guarantor of Indebtedness under one or more Credit Facilities; provided that the aggregate principal amount of all such Indebtedness outstanding at any time (with outstanding letters of credit being deemed to have a principal amount equal to the stated amount thereof) does not exceed the greater of (i) $900.0 million; provided, that from and after the consummation of the first Williston Sale, this amount shall be $350.0 million, (ii) the Borrowing Base in effect at the time of incurrence if incurred under the Credit Agreement, and (iii) 30.0% of Modified ACNTA at the time of incurrence;

  (2)
  the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness (other than Indebtedness described under clause (1), (3) or (6) of this paragraph);

  (3)
  the incurrence by the Company and the Guarantors of Indebtedness represented by (a) the old notes and the Subsidiary Guarantees, and (b) any new notes issued pursuant to the registration rights agreement in exchange for the old notes, and any Subsidiary Guarantees related thereto;

  (4)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings, industrial revenue bonds, purchase money obligations or other Indebtedness or preferred stock, or synthetic lease obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, development, construction, installation or improvement of property (real or personal and including Capital Stock), plant or equipment used in the business of the Company or any of its Restricted Subsidiaries (in each case, whether through the direct purchase of such assets or the Equity Interests of any Person owning such assets), in an aggregate principal amount, taken together with Permitted Refinancing Indebtedness in respect thereof, not to exceed $50.0 million at any time outstanding;

  (5)
  the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the Net Cash Proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clause (1), (3), (4) or (13) or this clause (5) of this paragraph;

  (6)
  the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

  (a)
  (i) if the Company is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes, and (ii) if a Guarantor is the obligor of such Indebtedness, such

      Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations of such Guarantor with respect to its Subsidiary Guarantee; and

    (b)
    (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause;

  (7)
  in-kind obligations relating to net oil and natural gas balancing positions arising in the ordinary course of business;

  (8)
  the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock, in the form of additional shares of the same class of Disqualified Stock;

  (9)
  any obligations in respect of completion bonds, performance bonds, bid bonds, appeal bonds, surety bonds, bankers acceptances, letters of credit, insurance obligations or bonds and other similar bonds and obligations incurred by the Company or any Restricted Subsidiary in the ordinary course of business and any Guarantees or letters of credit functioning as or supporting any of the foregoing bonds or obligations;

  (10)
  any obligation (including deferred premiums) under Interest Rate Agreements, Currency Agreements and Commodity Agreements; provided, that such Interest Rate Agreements, Currency Agreements and Commodity Agreements are related to business transactions of the Company or its Restricted Subsidiaries and are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company);

  (11)
  any obligation arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, Guarantee, adjustment of purchase price, holdback, contingency payment obligation based on the performance of the acquired or disposed asset or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, asset or Capital Stock of a Restricted Subsidiary;

  (12)
  any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

  (13)
  the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Acquisition Indebtedness;

  (14)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from Guarantees of Indebtedness of joint ventures at any time outstanding not to exceed the greater of $50.0 million and 2.0% of ACNTA determined as of the date of incurrence of such Indebtedness after giving pro forma effect to such incurrence and the application of proceeds thereof;

  (15)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in addition to Indebtedness permitted by clauses (1) through (14) above or the first paragraph above in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed the greater of (a) $250.0 million and (b) 30.0% of the Company's

    Modified ACNTA, determined as of the date of incurrence of such Indebtedness after giving effect to such incurrence and the application of the proceeds therefrom; and

  (16)
  the issuance of 5,518 shares of 8% Automatically Convertible Preferred Stock, par value $0.0001 per share and an aggregate liquidation preference of $400.1 million, of the Company as contemplated in that certain Purchase Agreement by and among the Company and certain investors named in Schedule A thereto, dated as of January 24, 2017.

        For purposes of determining compliance with this "Indebtedness" covenant:

  (1)
  in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness (or any portion thereof) on the date of its incurrence and, subject to clause (2) below, may later reclassify such items of Indebtedness (or any portion thereof), in any manner that complies with this covenant, and only be required to include the amount and type of such Indebtedness in one of such clauses or may include the amount and type of such Indebtedness partially in one such clause and partially in one or more other such clauses;

  (2)
  all Indebtedness outstanding on the date of the Indenture under the Credit Agreement shall be deemed initially incurred on the Issue Date under clause (1) of the second paragraph of this covenant and not the first paragraph of this covenant;

  (3)
  Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

  (4)
  if obligations in respect of letters of credit are incurred pursuant to the Credit Facility and are being treated as incurred pursuant to clause (1) of the second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

  (5)
  the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP;

  (6)
  Indebtedness of any Person existing at the time such Person becomes a Restricted Subsidiary shall be deemed to have been incurred by the Company and the Restricted Subsidiary at the time such Person becomes a Restricted Subsidiary; and

  (7)
  the accrual of interest or dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred equity as Indebtedness due to a change in accounting principles, the payment of dividends on Disqualified Stock or preferred equity in the form of additional shares of the same class of Disqualified Stock or preferred equity will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred equity for purposes of this covenant; provided, in each such case (other than preferred stock that is not Disqualified Stock), that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Permitted Refinancing Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

  Liens

        The Company will not, and will not permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist any Lien on any property or asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, to secure (a) any Indebtedness of the Company unless prior to, or contemporaneously therewith, the notes are equally and ratably secured for so long as such other Indebtedness is so secured, or (b) any Indebtedness of any Guarantor, unless prior to, or contemporaneously therewith, the Subsidiary Guarantee of such Guarantor is equally and ratably secured for so long as such other Indebtedness is so secured; provided, however, that if such Indebtedness is expressly subordinated to the notes or a Subsidiary Guarantee, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the notes or such Subsidiary Guarantee, as the case may be, with the same relative priority as such Indebtedness has with respect to the notes or such Subsidiary Guarantee.

  Dividend and Other Payment Restrictions Affecting Subsidiaries

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to the Company or any of the Company's Restricted Subsidiaries, or pay any Indebtedness owed to the Company or any of the Company's Restricted Subsidiaries;

  (2)
  make loans or advances to the Company or any of the Company's Restricted Subsidiaries; or

  (3)
  transfer any of its properties or assets to the Company or any of the Company's Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  agreements existing on the Issue Date, including the Credit Agreement as in effect on the Issue Date;

  (2)
  any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

  (3)
  any agreement for the sale or other disposition of Capital Stock or assets of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending such sale or other disposition;

  (4)
  any amendment, restatement, modification, supplement, extension, renewal, refunding, replacement or refinancing of Indebtedness referred to in clauses (1) or (2), provided that the encumbrances or restrictions contained in the agreements governing the foregoing are not materially more restrictive, taken as a whole, than those contained in the agreements governing such Indebtedness;

  (5)
  cash or other deposits, or net worth requirements or similar requirements, imposed by suppliers, landlords or customers or required by insurance, security or bonding companies, or restrictions on cash or other deposits by parties under agreements entered into in the ordinary course of the Oil and Gas Business of the types described in the definition of Permitted Business Investments;

  (6)
  any applicable law, rule, regulation, order, approval, license, permit or similar restriction;

  (7)
  provisions limiting the disposition or distribution of assets or property or transfer of Capital Stock in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, limited liability company organizational documents, and other similar agreements entered into in the ordinary course of business, consistent with past practice or with the approval of the Company's Board of Directors, which limitation is applicable only to the assets, property or Capital Stock that are the subject of such agreements;

  (8)
  any encumbrance or restriction contained in the terms of any Indebtedness permitted to be incurred under the Indenture or any agreement pursuant to which such Indebtedness was incurred if either (x) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (y) the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the notes and in either case such restrictions are not materially less favorable to Holders of notes than is customary in comparable financings, in each case as determined in good faith by the Board of Directors of the Company; and

  (9)
  with respect to clause (3) of the preceding paragraph only, any of the following encumbrances or restrictions:

  (a)
  customary non-assignment or consent provisions in leases entered into in the ordinary course of business;

  (b)
  purchase money obligations for property acquired in the ordinary course of business or otherwise permitted under the Indenture that impose restrictions on the property so acquired;

  (c)
  Permitted Liens or Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "—Liens" that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

    (d)
    customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale;

    (e)
    customary restrictions on the subletting, assignment or transfer of any property or asset that is subject to a lease, license, sub-license or similar contract, or the assignment or transfer of any such lease, license, sub-license or other contract; and

    (f)
    customary restrictions on the disposition or distribution of assets or property in agreements entered into in the ordinary course of the Oil and Gas Business of the types described in the definition of Permitted Business Investments.

  Merger, Consolidation or Sale of Assets

        The Company may not: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

  (1)
  either:

  (a)
  the Company is the surviving corporation; or

  (b)
  the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a Person existing under the laws of the United States, any state thereof or the District of Columbia;

  (2)
  the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the "Successor") assumes all the obligations of the Company under the notes, the Indenture and the applicable registration rights agreement pursuant to a supplemental indenture reasonably satisfactory to the Trustee;

  (3)
  immediately after such transaction no Default or Event of Default exists;

  (4)
  either (a) the Company or the Successor will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness" or (b) immediately after giving effect to such transaction on a pro forma basis and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company is equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately before such transaction; and

  (5)
  the Company or the Successor, as applicable, shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, lease or other disposition and any supplemental indenture and other agreements in respect thereto comply with the requirements under the Indenture.

        The Successor in any of the above transactions (if not the Company) will succeed to, and be substituted for the Company under the Indenture, the notes and the registration rights agreement and the Company (if not the surviving Person) will be fully released from its obligations under the Indenture, the notes and the registration rights agreement, except in the case of a lease of all or substantially all of its assets. For purposes of this covenant, the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, which properties or assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties or assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties or assets of the Company. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the properties or assets of a Person.

        Clause (4) of the first paragraph of this "Merger, Consolidation, or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries that are Guarantors.

        Notwithstanding the foregoing, a Williston Sale, other than a Williston Sale described in the twelfth paragraph of the covenant "—Repurchase at the Option of Holders—Asset Sales" hereof, will conclusively be deemed not to constitute a "sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole" for purposes the first paragraph above or the paragraph immediately below or a "transfer of all or substantially all of the properties of or assets of the Company" pursuant to the second paragraph above.

        Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole in accordance with this section, the successor formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor had been named as the Company herein and shall be substituted for the Company (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of the Indenture referring to the "Company" shall refer instead to the successor and not to the predecessor); and thereafter, except in the case of such a disposition by way of a lease, the Company shall be discharged and released from all obligations and covenants under the Indenture and the Securities.

  Transactions with Affiliates

        The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction") involving aggregate consideration to or from the Company or a Restricted Subsidiary in excess of $1.0 million, unless:

(1)	such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained at the time of such transaction in arm's-length dealings by the Company or such Restricted Subsidiary with a Person that is not an Affiliate; and
(2)	(a)
the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration to or from the Company or a Restricted Subsidiary in excess of $10.0 million, an officers' certificate certifying that such Affiliate Transaction complies with the requirements of clause (1) above; and

(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration to or from the Company or a Restricted Subsidiary in excess of $25.0 million, a majority of the Disinterested Members of the Board of Directors (or, if there is only one Disinterested Member, such Disinterested Member) have determined that the criteria set forth in clause (1) are satisfied with respect to such Affiliate Transaction(s) and have approved such Affiliate Transaction(s), as evidenced by a resolution delivered to the Trustee and certified by an officers' certificate as having been adopted by the Board of Directors.

        The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  any employment or severance agreement or other employee, consulting service, termination or director-compensation agreement, arrangement or plan, (or any amendment thereto with respect thereto), or indemnification agreements, entered into by the Company or any Restricted Subsidiary with officers and employees of the Company or any Restricted Subsidiary thereof and the payment of compensation to officers and employees of the Company or any Restricted Subsidiary thereof (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), so long as such agreement or payment is in the ordinary course of business or has been approved by a majority of the Disinterested Members of the Board of Directors (or, if there is only one Disinterested Member, such Disinterested Member);

  (2)
  transactions between or among the Company and/or its Restricted Subsidiaries;

  (3)
  Restricted Payments that, in each case, are permitted by the provisions of the Indenture described above under the caption "—Restricted Payments" or Permitted Investments described in clauses (14) or (15) of the definition thereof;

  (4)
  loans or advances to employees, officers or directors in the ordinary course of business of the Company or any of its Restricted Subsidiaries, in each case only as permitted by Section 402 of the Sarbanes-Oxley Act of 2002, but in any event not to exceed $2.0 million in the aggregate outstanding at any one time;

  (5)
  any transactions undertaken pursuant to any contracts in existence on the Issue Date (as in effect on the Issue Date) and any renewals, replacements or modifications of such contracts (pursuant to new transactions or otherwise) on terms no less favorable to the holders of the notes than those in effect on the Issue Date;

  (6)
  in the case of (i) contracts for (A) drilling or other oil-field services or supplies, (B) the sale, storage, gathering or transport of hydrocarbons or (C) the lease or rental of office or storage space or (ii) other operation-type contracts, any such contracts that are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Company or any Restricted Subsidiary and third parties or, if neither the Company nor any Restricted Subsidiary has entered into a similar contract with a third party, that the terms are no less favorable than those available from third parties on an arm's-length basis, as determined by a majority of the Disinterested Members of the Board of Directors of the Company (or, if there is only one Disinterested Member, such Disinterested Member);

  (7)
  transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company owns, directly or through a Subsidiary, an Equity Interest in, or controls, such Person;

  (8)
  any sale or other issuance of Equity Interests (other than Disqualified Stock) of the Company to, or receipt of a capital contribution from, an Affiliate (or a Person that becomes an Affiliate) of the Company;

  (9)
  any transaction between the Company or any Restricted Subsidiary on the one hand and any Person deemed to be an Affiliate solely because a director of such Person is also a director of the company or a Restricted Subsidiary, on the other hand; provided that such director abstains from voting as a director of the Company or the Restricted Subsidiary, as applicable, in connection with the approval of the transaction; and

  (10)
  transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Company and its Restricted Subsidiaries and otherwise in compliance with the Indenture; provided that as determined by a majority of the Disinterested Members of the Board of Directors or the Company (or, if there is only one Disinterested Member, such Disinterested Member) or senior management of the Company, such transactions are on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person.

  Additional Subsidiary Guarantees

        If, after the Issue Date, any Restricted Subsidiary of the Company that is not already a Guarantor guarantees any Indebtedness of the Company or any Guarantor under a Credit Facility, then, the Company shall cause that newly acquired or created Restricted Subsidiary to (i) become a Guarantor by executing a supplemental indenture and (ii) to deliver an Opinion of Counsel to the Trustee as to the due authorization, execution and delivery thereof by such Guarantor and deliver it to the Trustee within 30 days of the date on which it guaranteed such Indebtedness. Any such guarantee shall be subject to release as described under "—Subsidiary Guarantees."

  Business Activities

        The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Oil and Gas Business, except to such extent as would not be material in the opinion of the Board of Directors (which opinion shall be reasonable and made in good faith) to the Company and its Restricted Subsidiaries taken as a whole.

  Reports

        Whether or not required by the SEC, so long as any notes are outstanding, the Company will furnish to the Holders of notes, within the time periods specified in the SEC's rules and regulations:

  (1)
  all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a section on "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent public accountants; and

  (2)
  all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

        If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of the Company and its Restricted

Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

        In addition, whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to in clause (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing). Each such filing will be deemed to satisfy the Company's obligation to furnish the filed information or report to the Holders.

        In the event that any direct or indirect parent company of the Company becomes a guarantor of the notes, the Indenture will permit the Company to satisfy its obligations in this covenant with respect to financial information relating to the Company by furnishing financial information relating to such parent company; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Subsidiaries on a standalone basis, on the other hand.

        In addition, the Company will agree that, for so long as any notes remain outstanding and are "restricted securities" under Rule 144 under the Securities Act, if at any time it is not required to file with the SEC the reports required by the preceding paragraphs, it will furnish to beneficial owners of notes and to prospective investors, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Covenant Termination

        From and after the occurrence of an Investment Grade Rating Event, the Company and its Restricted Subsidiaries will no longer be subject to the provisions of the Indenture described in "—Repurchase at the Option of Holders—Asset Sales" or in "—Certain Covenants" above under the following headings:

  •
  "Restricted Payments,"

  •
  "Incurrence of Indebtedness,"

  •
  "Dividend and Other Payment Restrictions Affecting Subsidiaries,"

  •
  Clause (4) of "Merger, Consolidation or Sale of Assets,"

  •
  "Transactions with Affiliates," and

  •
  "Business Activities"

(collectively, the "Eliminated Covenants"). As a result, after the date on which the Company and its Restricted Subsidiaries are no longer subject to the Eliminated Covenants, the notes will be entitled to substantially reduced covenant protection.

        After the foregoing covenants have been terminated, the Company may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the second sentence of the definition of "Unrestricted Subsidiary."

Events of Default and Remedies

        Each of the following is an Event of Default:

  (1)
  default for 30 days in the payment when due of interest on the notes;

  (2)
  default in payment when due of the principal of or premium, if any, on the notes;

  (3)
  failure by the Company to comply with the provisions described under the caption or "—Certain Covenants—Merger, Consolidation or Sale of Assets";

  (4)
  failure by the Company or any of its Restricted Subsidiaries to comply for 30 days after receipt of written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes with the provisions described under the captions "—Repurchase at the Option of the Holders—Change of Control" and "—Asset Sales" and "—Certain Covenants—Restricted Payments," "—Incurrence of Indebtedness," "—Liens," "—Dividend and Other Payment Restrictions Affecting Subsidiaries," "—Transactions with Affiliates," "—Additional Subsidiary Guarantees," and "—Business Activities";

  (5)
  failure by the Company or any Guarantor for 60 days (or 180 days with respect to the covenant described under "—Certain Covenants—Reports") after receipt of written notice from the Trustee or the Holders of 25% in principal amount of the Notes to comply with any of its other agreements in the Indenture;

  (6)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default:

  (a)
  is caused by a failure to pay when due any principal on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more (the "cross-acceleration provision"); provided, however, that if any such Payment Default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 30 days from the continuation of such Payment Default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

  (7)
  failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $25.0 million (net of any amounts covered by insurance or a binding indemnity agreement), which judgments are not paid, discharged or stayed for a period of 60 days (the "Judgment Provision");

  (8)
  any Subsidiary Guarantee of a Guarantor shall be held in any judicial proceeding to be unenforceable or invalid or, except as permitted by the Indenture, shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee (the "guarantee default provision"), in each case with respect to any Guarantor that is also a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary; and

  (9)
  certain events of bankruptcy or insolvency, remaining in effect for 60 consecutive days, with respect to the Company or any Restricted Subsidiary that is also a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary (the "bankruptcy provision").

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of

Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately. Under certain circumstances, the Holders of a majority in principal amount of the then outstanding notes may rescind an acceleration with respect to the notes and its consequences.

        Holders of the notes may not enforce the Indenture or the notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or interest) if it determines that withholding notice is in their interest.

        The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the notes or a Default or Event of Default in respect of a provision that under "—Amendment, Supplement and Waiver" below cannot be amended without the consent of each Holder affected.

        The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator, member, partner or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the notes, the Indenture, the Subsidiary Guarantees, the registration rights agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.

Legal Defeasance and Covenant Defeasance

        The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and the Indenture and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

  (1)
  the rights of Holders of outstanding notes to receive payments in respect of the principal of, premium, if any, and interest on such notes when such payments are due from the trust referred to below;

  (2)
  the Company's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the Indenture.

        In addition, the Company may, at its option and at any time, elect to terminate its obligations under "—Repurchase at the Option of Holders—Change of Control" and "—Asset Sales" and under the covenants described under "—Certain Covenants" (other than the covenant described under "—Merger, Consolidation or Sale of Assets"), the operation of the Cross-Acceleration Provision, the Judgment Provision, the Guarantee Default Provision and (with respect only to Significant Subsidiaries)

the Bankruptcy Provision described under "—Events of Default and Remedies" above and the limitations contained in clause (4) of the first paragraph under "—Certain Covenants—Merger, Consolidation or Sale of Assets" above (collectively, "Covenant Defeasance") and certain other covenants or obligations of the Company set forth in the Indenture, and thereafter any omission to comply with such obligations or provisions will not constitute a Default or Event of Default.

        The Company may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option. If the Company exercises its Legal Defeasance option, payment of the notes may not be accelerated because of any Event of Default. If the Company exercises its Covenant Defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clauses (4), (5), (6), (7), (8) or (with respect only to Significant Subsidiaries) (9) under "—Events of Default and Remedies" above or because of the failure of the Company to comply with clause (4) of the first paragraph under "—Certain Covenants—Merger, Consolidation or Sale of Assets" above. If the Company exercises its Legal Defeasance or Covenant Defeasance option, each Guarantor will be released from its obligations with respect to its Subsidiary Guarantee.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the notes are being defeased to Stated Maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

  (6)
  the Company must have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

  (7)
  the Company must deliver to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

  (8)
  the Company must deliver to the Trustee an officers' certificate and an Opinion of Counsel, stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

        The Company may discharge its and the Guarantors' obligations under the Indenture while notes remain outstanding if (a) all outstanding notes have been delivered for cancellation, (b) all outstanding notes have become due and payable at their scheduled maturity or (c) all outstanding notes are scheduled for redemption, and the Company has deposited with the Trustee an amount sufficient to pay and discharge all outstanding notes, not previously delivered for cancellation, on the date of their scheduled maturity or the scheduled date of redemption.

Amendment, Supplement and Waiver

        Except as provided below, the Indenture, the notes and Subsidiary Guarantees may be amended with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the Indenture, the notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including consents obtained in connection with a tender offer or exchange offer for notes).

        Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting Holder):

  (1)
  reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption or repurchase of the notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

  (3)
  reduce the rate of or change the time for payment of interest on any note;

  (4)
  waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the notes or a Default or Event of Default in respect of a provision that cannot be amended without the consent of each Holder affected;

  (5)
  make any note payable in a currency other than that stated in the notes;

  (6)
  make any change in the provisions of the Indenture relating to waivers of past Defaults or the legal rights of Holders of notes to receive payments of principal of or premium, if any, or interest on the notes (except as permitted by clause (7) below);

  (7)
  waive a redemption or repurchase payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

  (8)
  modify any Subsidiary Guarantee in any manner adverse to Holders of the notes or release any Guarantor from its obligations under its Subsidiary Guarantee except in accordance with the terms of the Indenture;

  (9)
  make any change in the ranking of the notes or the Subsidiary Guarantees in a manner adverse to the Holders of the notes or the Subsidiary Guarantees; or

  (10)
  make any change in the preceding amendment, supplement and waiver provisions.

        Notwithstanding the preceding, without the consent of any Holder of notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the notes or the Subsidiary Guarantees:

  (1)
  to cure any ambiguity, defect, inconsistency, omission or mistake;

  (2)
  to provide for uncertificated notes in addition to or in place of certificated notes;

  (3)
  to provide for the assumption of the Company's or a Guarantor's obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of the Company's or a Guarantor's properties or assets in compliance with the Indenture;

  (4)
  to add or release Guarantors in compliance with the Indenture;

  (5)
  to make any change that would provide any additional rights or benefits to the Holders of notes, add Events of Default or surrender any right or power conferred upon the Company or any Guarantor or that does not adversely affect in any material respect the legal rights under the Indenture of any such Holder; provided, however, that any change to the Indenture to conform it to this "Description of the New Notes" shall not be deemed to adversely affect such legal rights;

  (6)
  to secure the notes, including pursuant to the requirements of the covenant described above under the caption "—Certain Covenants—Liens";

  (7)
  to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

  (8)
  to comply with requirements of any securities depository with respect to the notes; or

  (9)
  to provide for the issuance of the new notes or Additional Notes.

Concerning the Trustee

        If the Trustee becomes a creditor of the Company or any Guarantor, the Indenture will limit its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest after a Default has occurred and is continuing it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

        The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense as provided in the Indenture.

Governing Law

        The Indenture, the notes and the Subsidiary Guarantees are governed by, and will be construed in accordance with, the laws of the State of New York.

Additional Information

        Anyone who receives this prospectus may obtain a copy of the Indenture and registration rights agreement without charge by writing to Halcón Resources Corporation, 1000 Louisiana Street, Suite 6700, Houston, Texas 77002, Attention: Chief Legal Officer.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "2020 Notes"' mean the Company's 8.625% Senior Secured Notes due 2020.

        "ACNTA" means (without duplication), as of the date of determination:

          (a)   the sum of:

              (i)  discounted future net revenue from proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated in a reserve report prepared as of the end of the Company's most recently completed fiscal year, which reserve report is prepared or reviewed by independent petroleum engineers, as increased by, as of the date of determination, the discounted future net revenue of:

              (A)  estimated proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to acquisitions consummated since the date of such year-end reserve report, and

              (B)  estimated proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward determinations of estimates of proved crude oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior year end) due to exploration, development or exploitation, production or other activities which reserves were not reflected in such year-end reserve report, in the case of the determination made under each of clauses (A) and (B) above, calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report) before any state or federal income taxes, and decreased by, as of the date of determination, the discounted future net revenue attributable to:

              (C)  estimated proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such year-end reserve report produced or disposed of since the date of such year-end reserve report (before any state or federal income taxes), and

              (D)  reductions in the estimated proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such year-end reserve report since the date of such year-end reserve report attributable to downward determinations of estimates of proved crude oil and natural gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report) before any state or federal income taxes;

  provided, however, that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Company's engineers;

             (ii)  the capitalized costs that are attributable to crude oil and natural gas properties of the Company and its Restricted Subsidiaries to which no proved crude oil and natural gas reserves are attributed, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements;

            (iii)  the Net Working Capital on a date no earlier than the date of the Company's latest annual or quarterly financial statements; and

            (iv)  the greater of (I) the net book value on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (II) the appraised value, as estimated by independent appraisers within the immediately preceding 12 months, of other tangible assets of the Company and its Restricted Subsidiaries (provided that the Company shall not be required to obtain such an appraisal of such assets if no such appraisal has been performed);

        minus

          (b)   to the extent not otherwise taken into account in the immediately preceding clause (1), the sum of:

              (i)  minority interests;

             (ii)  any net gas or other balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest audited financial statements;

            (iii)  the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company's year-end reserve report) before any state or federal income taxes, attributable to reserves subject to participation interests, royalty interests, overriding royalty interests, net profits interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties;

            (iv)  the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company's year-end reserve report) before any state or federal income taxes, attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and

             (v)  the discounted future net revenue, calculated in accordance with SEC guidelines before any state or federal income taxes, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production included in determining the discounted future net revenue specified in the immediately preceding clause (a)(i) (utilizing the same prices utilized in the Company's year-end reserve report), would be necessary to satisfy fully the obligations of the Company and its Restricted

    Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

        If the Company changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, ACNTA will continue to be calculated as if the Company were still using the full cost method of accounting.

        "Acquired Debt" means, with respect to any specified Person:

          (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, provided that the amount of any such Acquired Debt shall not exceed the Fair Market Value of the assets subject to such Lien.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

        "Asset Sale" means:

          (1)   the sale, lease, conveyance or other disposition (including, without limitation, by means of a sale and leaseback transaction) of any assets, including, without limitation, any sale of hydrocarbons or other mineral products as a result of the creation of Production Payments and Reserve Sales; provided that the sale, lease conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole (except, in each case, with respect to a Williston Sale other than as provided in the twelfth paragraph under the caption "—Repurchase at the Option of Holders—Asset Sales") will be governed by the provisions of the Indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control," and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions described above under the caption "—Repurchase at the Option of Holders—Asset Sales"; and

          (2)   the issuance of Equity Interests by any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary).

        Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

          (1)   any single transaction or series of related transactions that: (a) involves assets having a Fair Market Value of less than $5.0 million; or (b) results in Net Proceeds to the Company and its Restricted Subsidiaries of less than $5.0 million;

          (2)   a transfer of assets between or among the Company and its Restricted Subsidiaries;

          (3)   an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

          (4)   a disposition of cash or Cash Equivalents, inventory, accounts receivable, surplus or obsolete equipment or other similar property or any other disposition of property in the ordinary course of business (excluding the disposition of oil and gas in place and other interests in real property unless made in connection with a Permitted Business Investment);

          (5)   a Permitted Investment or a Restricted Payment that is permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments";

          (6)   a disposition of oil, natural gas or other hydrocarbons or other mineral products in the ordinary course of business of the oil and gas production operations of the Company and its Subsidiaries;

          (7)   any abandonment, relinquishment, farm-in, farm-out, lease and sub-lease of developed and/or undeveloped properties made or entered into in the ordinary course of business, but excluding any disposition as a result of the creation of a Production Payment and Reserve Sale;

          (8)   the provision of services, equipment and other assets for the operation and development of the Company's and its Restricted Subsidiaries' oil and natural gas wells, in the ordinary course of the Company's and its Restricted Subsidiaries' Oil and Gas Business, notwithstanding that such transactions may be recorded as asset sales in accordance with full cost accounting guidelines;

          (9)   the creation or perfection of a Lien (but not the sale or other disposition of any asset subject to such Lien);

          (10) the trade or exchange ("Permitted Asset Exchange") by the Company or any Restricted Subsidiary of any crude oil or natural gas property or interest therein owned or held by the Company or such Restricted Subsidiary for (a) any crude oil or natural gas property or interest therein owned or held by another Person or (b) the Capital Stock of another Person that becomes a Restricted Subsidiary as a result of such trade or exchange, in each case all or substantially all of whose assets consist of crude oil or natural gas properties, including in the case of either of clauses (a) or (b), any cash or cash equivalents necessary in order to achieve an exchange of equivalent value; provided, however, that the value of the property or Capital Stock received by the Company or any Restricted Subsidiary in such trade or exchange (including any cash or cash equivalents) is at least equal to the Fair Market Value of the property (including any cash or cash equivalents) so traded or exchanged;

          (11) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

          (12) any assignment of an overriding royalty or net profits interest to an employee or consultant of the Company or any of its Restricted Subsidiaries in the ordinary course of business in connection with the generation of prospects or the development of oil and natural gas projects;

          (13) the sale or other disposition (whether or not in the ordinary course of business) of oil and gas properties, provided at the time of such sale or other disposition such properties do not have associated with them any proved reserves

          (14) any Production Payment or Reserve Sale, provided that any such Production Payment or Reserve Sales shall have been created, incurred, issued, assumed or guaranteed in connection with the acquisition or financing of, and within 90 days after the acquisition of, the property that is subject thereto;

          (15) the licensing or sublicensing of intellectual property or other general intangibles to the extent that such license does not prohibit the licensor from using the intellectual property and licenses, leases or subleases of other property; and

          (16) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary.

        "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP. As used in the preceding sentence, the "net rental payments" under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

        "Board of Directors" means:

          (1)   with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

          (2)   with respect to a partnership, the Board of Directors or other governing body of the general partner of the partnership;

          (3)   with respect to a limited liability company, the Board of Directors or other governing body, and in the absence of same, the manager or board of managers or the managing member or members or any controlling committee thereof; and

          (4)   with respect to any other Person, the board or committee of such Person serving a similar function.

        "Borrowing Base" means the maximum amount in United States dollars determined or redetermined by the lenders under the Credit Agreement as the aggregate lending value to be ascribed to the Oil and Gas Properties of the Company and the Guarantors against which such lenders are prepared to provide loans or other Indebtedness to the Company and the Guarantors under the Credit Agreement, using their customary practices and standards for determining reserve based loans and which are generally applied by commercial lenders to borrowers in the Oil and Gas Business, as determined semi-annually during each year and/or on such other occasions as may be provided for by the Credit Agreement, and which is based upon, inter alia, the review by such lenders of the Hydrocarbon reserves, royalty interests and assets and liabilities of the Company and the Restricted Subsidiaries, provided that such amount shall not as of the date of its semi-annual or other determination or re-determination under the Credit Agreement exceed 65% of the discounted future net revenue before state or federal income taxes from Proved Reserves of the Company and its Restricted Subsidiaries calculated using Modified ACNTA Prices (after giving effect to commodity derivatives contracts in effect as of the date of determination) but otherwise calculated in accordance with SEC guidelines, as estimated in the most recent Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production since the date of such Reserve Report in the same manner as would be given in calculating Modified ACNTA.

        "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

        "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability of a Person in respect of a capital lease that would at that time be required to be capitalized on a balance sheet of such Person in accordance with GAAP.

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock;

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4)   any other interest or participation (other than any debt security convertible into an equity interest) that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Equivalents" means:

          (1)   United States dollars;

          (2)   securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

          (3)   demand accounts, time deposit accounts, certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $250.0 million and a Thomson Bank Watch Rating of "B" or better;

          (4)   repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5)   commercial paper having one of the two highest ratings obtainable from Moody's or S&P Ratings Services (or its successor) and in each case maturing within 270 days after the date of acquisition;

          (6)   deposits and certificates of deposit with any commercial bank not meeting the qualifications specified in clause (3) above, provided all such deposits do not exceed $1.0 million in the aggregate at any one time;

          (7)   securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, rated at least "A" by Moody's or S&P and having maturities of not more than 365 days from the date of acquisition;

          (8)   Indebtedness or preferred stock issued by Persons with a rating of "A" or higher from S&P or "A-2" from Moody's, with maturities of 365 days or less from the date or acquisition; and

          (9)   money market or other mutual funds substantially all of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (8) of this definition.

        "Change of Control" means the occurrence of any of the following:

          (1)   the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole;

          (2)   the adoption by the Board of Directors of a plan of liquidation or dissolution of the Company; or

          (3)   the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than a Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares.

Notwithstanding the foregoing, a Williston Sale, other than a Williston Sale described in the twelfth paragraph under the caption "—Repurchase at the Option of Holders—Asset Sales" hereof, will conclusively be deemed not to constitute a Change of Control. In the event a Williston Sale is consummated, the Company shall deliver a Williston Sale Notice in respect of such Williston Sale

        "Commodity Agreement" means any oil or natural gas hedging agreement and other agreement or arrangement entered into in the ordinary course of business and designed to protect the Company or any Restricted Subsidiary against fluctuations in oil or natural gas prices.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the net income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

          (1)   the net income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, except to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

          (2)   the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (3)   the cumulative effect of a change in accounting principles;

          (4)   any write-downs of non-current assets; provided, however, that any "ceiling limitation" writedowns under SEC guidelines shall be treated as capitalized costs, as if such write-downs had not occurred;

          (5)   any unrealized non-cash gains or losses or charges in respect of hedge or non-hedge derivatives (including those resulting from the application of ASC 815);

          (6)   any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

          (7)   any extraordinary or non-recurring gain (or loss), together with any related provision for taxes on such extraordinary or non-recurring gain (or loss); and

          (8)   any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards.

        "Credit Agreement" means the senior secured revolving credit facility of the Company under the Senior Secured Revolving Credit Agreement, dated as of September 9, 2016, as amended through the Issue Date, by and among the Company and the commercial lending institutions that are agents and lenders thereunder, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time with one or more commercial banks.

        "Credit Facilities" means, with respect to the Company or any Guarantor, one or more debt facilities, indentures or commercial paper facilities (including, without limitation, the Credit Agreement), in each case with banks or other financial institutions, providing for revolving credit loans, term loans, capital market financings, private placements, receivables financings (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or letter of credit guarantees, in each case, as amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced in whole or in part from time to time.

        "Currency Agreements" means, at any time as to the Company and its Restricted Subsidiaries, any foreign currency exchange agreement, option or future contract or other similar agreement or arrangement entered into in the ordinary course of business and designed to protect against or manage the Company or any of its Restricted Subsidiaries' exposure to fluctuations in foreign currency exchange rates and not for speculative purposes.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Disinterested Member" means, with respect to any transaction, a member of the Company's Board of Directors who does not have any material direct or indirect financial interest (other than as an owner of Equity Interests in the Company or as an officer, manager or employee of the Company or any Restricted Subsidiary) in or with respect to such transaction and is not an Affiliate, or an officer, director, member of a supervisory, executive or management board or employee of any Person (other than the Company or a Restricted Subsidiary), who has any direct or indirect financial interest in or with respect to such transaction

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, for any consideration other than Capital Stock pursuant to a sinking fund obligation or otherwise, or is redeemable for any consideration other than Capital Stock at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Dollar-Denominated Production Payments" mean production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

        "EBITDA" means, with respect to any Person for any period, without duplication, the Consolidated Net Income of such Person for such period plus:

          (1)   provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (2)   consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments (other than amortization of debt issuance costs), the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with aspect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Interest Rate Agreements), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (3)   depreciation, depletion, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period other than non-cash charges resulting from the application of ASC 410) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

          (4)   non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP; minus

          (5)   (to the extent included in determining Consolidated Net Income) the sum of

            (a)   the amount of deferred revenues that are amortized during the period and are attributable to reserves that are subject to Volumetric Production Payments; and

            (b)   amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments.

        Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation, depletion and amortization and other non-cash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

        "Equity Interests" mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means:

          (1)   any underwritten public offering of common stock of the Company registered under the Securities Act (other than on Form S-8 or any successor thereto) and other than any issuance of securities under any benefit plan of the Company; and

          (2)   any unregistered offering of common stock of the Company, so long as, at the time of the consummation thereof, the Company has a class of common equity securities registered pursuant to Section 12(b) or 12(g) under the Exchange Act.

        "Existing Indebtedness" means Indebtedness outstanding on the Issue Date, other than under the Credit Agreement.

        "Fair Market Value" means, with respect to any Asset Sale (or Permitted Asset Exchange) or Restricted Payment (or Investment or Permitted Investment), the price that would be negotiated in an arm's-length transaction between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by an officer of the Company, as evidenced by an officers' certificate delivered to the Trustee.

        "Fixed Charge Coverage Ratio" means, with respect to any specified Person for any period, the ratio of the EBITDA of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, redeems or repays any Indebtedness (other than revolving credit borrowings unless the commitments to lend associated with such revolving credit borrowings are permanently reduced or canceled) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, redemption or repayment of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1)   acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period;

          (2)   the EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

          (3)   the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

        "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

          (1)   the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized, including, without limitation, amortization of original issue discount, non-cash interest payments (other than amortization of debt issuance costs), the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts, and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net payments, if any, pursuant to Interest Rate Agreements; plus

          (2)   the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

          (3)   any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

          (4)   all dividend payments, whether or not in cash, on any series of Disqualified Stock of such Person or any preferred stock of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company.

        "GAAP" means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements, and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

        "Guarantee" means, without duplication, any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any other obligation, direct or indirect, contingent or otherwise, of such Person:

          (1)   to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

          (2)   entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment therefor to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Guarantors" means each Subsidiary that executes the Indenture as an initial Subsidiary Guarantor, any Restricted Subsidiary of the Company that becomes a Subsidiary Guarantor in accordance with the provisions of the Indenture, and their respective successors and assigns.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under Currency Agreements, Interest Rate Agreements and Commodity Agreements.

        "Holder" means a person in whose name a Note is registered on the Registrar's books.

        "Hydrocarbon Interests" means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

        "Hydrocarbons" means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

        "Indebtedness" means, with respect to any specified Person, without duplication,

          (a)   all obligations of such Person, whether or not contingent, in respect of:

              (i)  the principal of and premium, if any, in respect of outstanding (A) Indebtedness of such Person for money borrowed and (B) Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

             (ii)  all Capital Lease Obligations of such Person and all Attributable Debt in respect of sale and leaseback transactions entered into by such Person;

            (iii)  the deferred purchase price of property, which purchase price is due more than six months after the date of taking delivery of title to such property, including all obligations of such Person for the deferred purchase price of property under any title retention agreement, but excluding accrued expenses and trade accounts payable arising in the ordinary course of business; and

            (iv)  the reimbursement obligation of any obligor for the principal amount of any letter of credit, banker's acceptance or similar transaction (excluding obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

          (b)   all net obligations in respect of Currency Agreements, Interest Rate Agreements and Commodity Agreements, except to the extent such net obligations are otherwise included in this definition;

          (c)   all liabilities of others of the kind described in the preceding clause (1) or (2) that such Person has Guaranteed or that are otherwise its legal liability;

          (d)   with respect to any Production Payment and Reserve Sale, any warranties or guaranties of production or payment by such Person with respect to such Production Payment and Reserve Sale but excluding other contractual obligations of such Person with respect to such Production Payment and Reserve Sale;

          (e)   Indebtedness (as otherwise defined in this definition) of another Person secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, the amount of such obligations being deemed to be the lesser of:

              (i)  the full amount of such obligations so secured and

             (ii)  the fair market value of such asset as determined in good faith by such specified Person;

          (f)    Disqualified Stock of such Person or a Restricted Subsidiary in an amount equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

          (g)   the aggregate preference in respect of amounts payable on the issued and outstanding shares of preferred stock of any of the Company's Restricted Subsidiaries in the event of any voluntary or involuntary liquidation, dissolution or winding up (excluding any such preference attributable to such shares of preferred stock that are owned by such Person or any of its Restricted Subsidiaries; provided, that if such Person is the Company, such exclusion shall be for such preference attributable to such shares of preferred stock that are owned by the Company or any of its Restricted Subsidiaries); and

          (h)   any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c), (d), (e), (f), (g) or this clause (h), whether or not between or among the same parties, if and to the extent that any of the preceding items (other than in respect of letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

        Notwithstanding the foregoing, "Indebtedness" shall not include:

          (a)   accrued expenses, royalties and trade payables;

          (b)   contingent obligations incurred in the ordinary course of business;

          (c)   asset-retirement obligations or obligations in respect of reclamation and workers' compensation (including pensions and retiree medical care) that are not overdue by more than 90 days;

          (d)   except as provided in clause (d) above, Production Payments and Reserve Sales; or

          (e)   in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business.

        For purposes hereof, the maximum fixed repurchase price of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value to be determined in good faith by the Board of Directors of the issuer of such Disqualified Stock.

        Notwithstanding the foregoing, Indebtedness shall not include any indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash, U.S. government obligations and Cash Equivalents (sufficient to satisfy all obligations relating thereto at maturity or redemption, as applicable) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, in accordance with the terms of the instruments governing such indebtedness.

        "Interest Rate Agreements" means, with respect to the Company and its Restricted Subsidiaries, interest rate agreements, interest rate cap agreements and interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates, with respect to any Indebtedness that is permitted to be incurred under the Indenture.

        "Investment Grade Rating" means a rating equal to or higher than:

          (1)   Baa3 (or the equivalent) with a stable or better outlook by Moody's; and

          (2)   BBB– (or the equivalent) with a stable or better outlook by S&P,

or, if either such entity ceases to make a rating on the notes publicly available for reasons outside of the Company's control, the equivalent investment grade credit rating from any other rating agency.

        "Investment Grade Rating Event" means the first day on which the notes have an Investment Grade Rating from each of S&P and Moody's, and no Default has occurred and is then continuing under the Indenture.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of.

        "Issue Date" means the first date on which the old notes were issued, authenticated and delivered under the Indenture.

        "Joint Marketing Arrangement" means any joint venture, partnership, lease, joint marketing agreement, operating agreement or other arrangement (which may or may not include joint ownership of any Person) pursuant to which the Company or one of its Restricted Subsidiaries arrange for the marketing, lease or sale of products and services and share in the profits therefrom.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any assets and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Make Whole Premium" means, with respect to a note at any time, the excess, if any, of (a) the present value at such time of (i) the redemption price of such note at February 15, 2020 plus (ii) any required interest payments due on such note through February 15, 2020 (except for currently accrued and unpaid interest), computed using a discount rate equal to the Treasury Rate plus 50 basis points, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), over (b) the principal amount of such note.

        "Modified ACNTA" means, as of any date of determination, an amount equal to ACNTA calculated as of a date not more than 30 days prior to the date of determination (the "calculation date"), on the following basis:

          (a)   in lieu of commodity pricing of future net revenues based on SEC guidelines, Modified ACNTA Prices shall be used after giving effect to commodity derivatives contracts in effect as of the date of determination, as determined in good faith by the Company, and

          (b)   such calculation shall be based on then current estimates of costs determined in good faith by the Company in light of prevailing market conditions.

        "Modified ACNTA Prices" means, as of any date of determination, the forward month prices for the most comparable hydrocarbon commodity applicable to such future production month for a five year period (or such shorter period if forward month prices are not quoted for a reasonably comparable hydrocarbon commodity for the full five year period), with such prices held constant thereafter based on the last quoted forward month price of such period, as such prices are (i) quoted on the NYMEX (or its successor) as of the calculation date (as defined in the definition of Modified ACNTA) and (ii) adjusted for energy content, quality and basis differentials; provided that with respect to estimated future production for which prices are defined, within the meaning of SEC guidelines, by contractual arrangements excluding escalations based upon future conditions, then such contract prices shall be applied to future production subject to such arrangements.

        "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

        "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock or the sale or incurrence of any Indebtedness, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

        "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of, without duplication:

          (1)   the direct costs relating to such Asset Sale, including, without limitation, legal, title, engineering, environmental, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof;

          (2)   taxes paid or payable as a result thereof;

          (3)   amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale;

          (4)   any reserve established in accordance with GAAP against liabilities associated with such Asset Sale or any amount placed in escrow for adjustment in respect of the purchase price of such Asset Sale, until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall be increased by the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be; and

          (5)   any distributions and other payments required to be made to minority interest holders in any Restricted Subsidiaries as a result of such Asset Sale.

        "Net Working Capital" means:

          (1)   all current assets of the Company and its Restricted Subsidiaries, minus

          (2)   all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness; in each case determined in accordance with GAAP.

        "Non-Recourse Debt" means Indebtedness:

          (1)   as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

          (2)   no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

        "Non-Recourse Purchase Money Indebtedness" means Indebtedness (other than Capital Lease Obligations) of the Company or any Guarantor incurred in connection with the acquisition by the Company or such Guarantor of assets used in the Oil and Gas Business (including office buildings and other real property used by the Company or such Guarantor in conducting its operations) with respect to which:

          (1)   the holders of such Indebtedness agree that they will look solely to the assets so acquired that secure such Indebtedness, and neither the Company nor any Restricted Subsidiary (a) is directly or indirectly liable for such Indebtedness or (b) provides credit support, including any undertaking, Guarantee, agreement or instrument that would constitute Indebtedness (other than the grant of a Lien on such acquired assets); and

          (2)   no default or event of default with respect to such Indebtedness would cause, or permit (after notice or passage of time or otherwise), any holder of any other Indebtedness of the Company or a Guarantor to declare a default or event of default on such other Indebtedness or cause the payment, repurchase, redemption, defeasance or other acquisition or retirement for value thereof to be accelerated or payable prior to any scheduled principal payment, scheduled sinking fund payment or maturity.

        "NYMEX" means the New York Mercantile Exchange.

        "Oil and Gas Business" means

          (1)   the acquisition, exploration, exploitation, development, servicing, operation or disposition of interests in, or obtaining production from, oil, natural gas or other hydrocarbon properties;

          (2)   the gathering, marketing, treating, processing (but not refining), storage, selling or transporting of any production from such interests or properties; or

          (3)   any activity that is ancillary, necessary or appropriate to facilitate, or that is incidental to, the activities described in clauses (1) and (2) of this definition.

        "Oil and Gas Liens" means:

          (1)   Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for "development" will include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or that relate to such properties or interests);

          (2)   Liens on an oil or gas producing property to secure obligations incurred or Guarantees of obligations incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property;

          (3)   Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs on terms that are reasonably customary, in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements that are customary in the Oil and Gas Business; provided, however, that in all instances such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

          (4)   Liens securing Production Payments and Reserve Sales; provided that such Liens are limited to the property that is subject to such Production Payments and Reserve Sales, and such Production Payments and Reserve Sales:

            (a)   were in existence on the Issue Date,

            (b)   were created in connection with the acquisition of property after the date of the Indenture and such Lien was incurred in connection with the financing of, and within 90 days after the acquisition of the property subject thereto, or

            (c)   constitute Asset Sales made in compliance with the covenant entitled "—Repurchase at the Option of Holders—Asset Sales"; and

          (5)   Liens on pipelines or pipeline facilities that arise by operation of law.

        "Oil and Gas Properties" means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any governmental authority) that may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, that relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and that may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property that may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes, together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

        "Permitted Acquisition Indebtedness" means Indebtedness (including Disqualified Stock) of the Company or any of the Restricted Subsidiaries to the extent such Indebtedness was Indebtedness:

          (1)   of an acquired Person prior to the date on which such Person became a Restricted Subsidiary as a result of having been acquired and not incurred in contemplation of such acquisition; or

          (2)   of a Person that was merged, consolidated or amalgamated with or into the Company or a Restricted Subsidiary that was not incurred in contemplation of such merger, consolidation or amalgamation, provided that on the date such Person became a Restricted Subsidiary or the date such Person was merged, consolidated and amalgamated with or into the Company or a Restricted Subsidiary, as applicable, after giving pro forma effect thereto,

          (a)   the Restricted Subsidiary or the Company, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under "—Certain Covenants—Incurrence of Indebtedness," or

          (b)   the Fixed Charge Coverage Ratio for the Company would be greater than the Fixed Charge Coverage Ratio for the Company immediately prior to such transaction.

        "Permitted Business Investments" means Investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business, including through agreements, transactions, interests or arrangements that permit one to share risk or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including without limitation:

          (1)   ownership of oil, natural gas, other related hydrocarbon and mineral properties or any interest therein or gathering, transportation, processing, storage or related systems; and

          (2)   the entry into operating agreements, joint ventures, processing agreements, working interests, royalty interests, mineral leases, farm-in agreements, farm-out agreements, development agreements, production sharing agreements, area of mutual interest agreements, contracts for the sale, transportation or exchange of oil and natural gas and related hydrocarbons and minerals, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, partnership agreements (whether general or limited), or other similar or customary agreements (including for limited liability companies), transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Oil and Gas Business, excluding, however, Investments in corporations.

        "Permitted Holder" means Ares Management L.P., Franklin Templeton Investments and each of their respective Affiliates (but excluding any operating portfolio companies of the foregoing persons).

        "Permitted Investments" means:

          (1)   any Investment in the Company or in a Restricted Subsidiary of the Company;

          (2)   any Investment in Cash Equivalents;

          (3)   any Investment by the Company or any Restricted Subsidiary of the Company in a Person if as a result of such Investment:

            (a)   such Person becomes a Restricted Subsidiary of the Company; or

            (b)   such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

or any Investment held by such Person at the time of such transaction, provided such Investment was not made in contemplation of such transaction;

          (4)   any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales";

          (5)   any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

          (6)   receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

          (7)   payroll, travel, relocation and similar advances to officers, directors and employees to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (8)   loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary made for bona fide business purposes;

          (9)   Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor or received in connection with a work-out or recapitalization of the issuer or as a result of a foreclosure or other transfer of title or perfection or enforcement of any lien with respect to any secured Investment in default;

          (10) Hedging Obligations, which transactions or obligations are incurred in compliance with "—Certain Covenants—Incurrence of Indebtedness";

          (11) Permitted Business Investments;

          (12) Investments in accounts receivable, prepaid expenses, negotiable instruments held for collection and lease, utility and worker's compensation, performance and other similar deposits provided to third parties and endorsements for collection or deposit arising in the ordinary course of business;

          (13) advances, deposits and prepayments for purchases of any assets, including any Equity Interests;

          (14) Permitted Joint Venture Investments and Joint Marketing Arrangements entered into by the Company and its Restricted Subsidiaries in an aggregate amount (measured on the date on which each such Investment was made and without giving effect to subsequent changes in value) that, when taken together with all other Investments pursuant to this clause, do not exceed $25.0 million at any time outstanding;

          (15) Investments arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, in each case incurred or assumed in connection with the disposition or acquisition of any business, assets or a Restricted Subsidiary in accordance with the Indenture; and

          (16) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (16) since the Issue Date, not to exceed the greater of $50.0 million and 2.0% of ACNTA determined at the time of such Investment.

        In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value at the time of the Investment, without regard to subsequent changes in value.

        With respect to any Investment, the Company may, in its sole discretion, allocate or re-allocate all or any portion of any Investment to one or more of the above clauses so that the entire Investment is a Permitted Investment.

        "Permitted Joint Venture Investment" means an Investment by such Person in any other Person engaged in the Oil and Gas Business (a) over which such Person is responsible (either directly or through a services agreement) for day-to-day operations or otherwise has operational and managerial control of such other Person, or veto power over significant management decisions affecting such other Person, and (b) of which at least 30% of the outstanding Equity Interests of such other Person are at the time owned directly or indirectly by such Person.

        "Permitted Liens" means:

          (1)   Liens securing Indebtedness under Credit Facilities incurred and classified as existing under clause (1) of the definition of "Permitted Indebtedness" in the second paragraph under the caption "—Certain Covenants—Incurrence of Indebtedness";

          (2)   Liens in favor of the Company or the Guarantors;

          (3)   Liens on any property or assets of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any property or assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

          (4)   Liens on any property or assets existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were not incurred in connection with the contemplation of such acquisition;

          (5)   Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (6)   Liens existing on the Issue Date that are not described in another clause of this definition;

          (7)   Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

          (8)   Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured pursuant to clauses (3), (4), (6) (except with respect to the 2020 Notes), this clause (8), (9), (13), (15) or (16) of this definition, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

          (9)   Liens securing Hedging Obligations of the Company or any of its Restricted Subsidiaries;

          (10) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capital Lease Obligations, Attributable Debt, purchase money obligations or other payments incurred to finance the acquisition, lease, improvement or construction of or repairs or additions to, assets or property acquired or constructed in the ordinary course of business, in each case that are incurred and permitted under clause (4) of the definition of Permitted Indebtedness; provided that:

            (a)   the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be incurred under the Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

            (b)   such Liens are created within 180 days of the later of the acquisition, lease, completion of improvements, construction, repairs or additions or commencement of full operation of the assets or property subject to such Lien and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

          (11) any Lien incurred in the ordinary course of business incidental to the conduct of the business of the Company or the Restricted Subsidiaries or the ownership of their property (including (a) easements, rights of way and similar encumbrances, (b) rights or title of lessors under leases (other than Capital Lease Obligations), (c) rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or the Restricted Subsidiaries on deposit with or in the possession of such banks, (d) Liens imposed by law, including Liens under workers' compensation or similar legislation and mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens, (e) Liens incurred to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice and (f) Oil and Gas Liens, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property (other than trade accounts payable arising in the ordinary course of business));

          (12) Liens for taxes, assessments and governmental charges not yet due or the validity of which are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP as in effect at such time;

          (13) Liens on the Capital Stock of any Unrestricted Subsidiary to the extent securing Indebtedness of Unrestricted Subsidiaries;

          (14) Liens created for the benefit of (or to secure) all of the notes (including Additional Notes) issued under the Indenture and the Subsidiary Guarantees;

          (15) Liens on property securing a defeasance trust; and

          (16) in addition to the foregoing, Liens securing Indebtedness and other obligations in an aggregate amount at any time outstanding which does not exceed the greater of $20.0 million and 1.0% of ACNTA as most recently determined at such time.

        "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the Net Cash Proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1)   the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus premium, if any, and accrued and unpaid interest on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

          (2)   (a) if the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded is earlier than the final maturity date of the notes, the Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded; or (b) if the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded is later than the final maturity date of the notes, the Permitted Refinancing Indebtedness has a final maturity date at least 91 days later than the final maturity date of the notes;

          (3)   the Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded;

          (4)   if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes or a Subsidiary Guarantee, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes or such Subsidiary Guarantee on terms at least as favorable, taken as a whole, to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (5)   such Indebtedness is not incurred by a Restricted Subsidiary if the Company is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided, however, that a Restricted Subsidiary that is also a Guarantor may Guarantee Permitted Refinancing Indebtedness incurred by the Company, whether or not such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided further, however, that if such Permitted Refinancing Indebtedness is subordinated to the notes, such Guarantee shall be subordinated to such Restricted Subsidiary's Subsidiary Guarantee to at least the same extent; and

          (6)   if the Indebtedness being extended, refinanced, renewed, replaced, defeased, or refunded is Non-Recourse Purchase Money Indebtedness, such Permitted Refinancing Indebtedness satisfies clauses (1) and (2) of the definition of "Non-Recourse Purchase Money Indebtedness."

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Production Payments" means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

        "Production Payments and Reserve Sales" means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest or Production Payment in oil and natural gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where, in the case of each of the foregoing, the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the foregoing interests.

        "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

        "Proved Reserves" means "Proved Reserves" as defined in the Definitions for Oil and Gas Reserves (the Reserve Definitions) promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

        "Reserve Definitions" has the meaning set forth for such term in the definition of Proved Reserves herein.

        "Reserve Report" means a report setting forth, as of each December 31st or June 30th, the Proved Reserves attributable to the Oil and Gas Properties of the Company and the Restricted Subsidiaries, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time, in each case in the form delivered in accordance with the requirements of the Credit Agreement, or if there is no Credit Agreement requiring delivery of a Reserve Report, in form substantially consistent as determined in good faith by the Company with the form of Reserve Report required under the Credit Agreement as in effect on the Issue Date.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary.

        "S&P" means S&P Global Ratings, and any successor to its rating agency business.

        "Senior Debt" means:

          (1)   all Indebtedness of the Company or any Guarantor outstanding under the Credit Agreement and all Hedging Obligations with respect thereto; and

          (2)   any other Indebtedness of the Company or any Guarantor permitted to be incurred by it under the terms of the Indenture (which may include Existing Indebtedness), unless such Indebtedness is Subordinated Indebtedness.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subordinated Indebtedness" means Indebtedness of the Company (or a Guarantor) that is expressly subordinated or junior in right of payment to the notes (or a Subsidiary Guarantee, as appropriate) pursuant to a written agreement to that effect.

        "Subsidiary" means any subsidiary of the Company. A "subsidiary" of any Person means:

          (1)   a corporation a majority of whose Voting Stock is at the time, directly or indirectly owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person; or

          (2)   a partnership, joint venture, limited liability company or similar entity, in which such Person or a subsidiary of such Person is, at the date of determination, in the case of a partnership, a general or limited partner of such partnership, and, in the case of each of the foregoing entities, is entitled to receive more than 50 percent of the assets of such entity upon its dissolution.

        "Subsidiary Guarantee" means a Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the notes.

        "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to February 15, 2020; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Company shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to February 15, 2020 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company will (a) calculate the Treasury Rate on the second Business Day preceding the applicable redemption date and (b) prior to such redemption date file with the Trustee an officers' certificate setting forth the Make Whole Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

        "Unrestricted Subsidiary" means any Subsidiary of the Company (and any Subsidiary thereof) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

          (1)   has no Indebtedness other than Non-Recourse Debt;

          (2)   is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary or the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

          (3)   is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (4)   has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

        The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation is in compliance with the next succeeding sentence and would not otherwise cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, such designation shall be deemed an Investment in the Subsidiary so designated and all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated, shall be valued at their Fair Market Value at the time of such designation for purposes of determining compliance with the covenant described above under the caption "—Certain Covenants—Restricted Payments"; provided, however, that such covenant need not be complied with if the Subsidiary to be so designated has total assets of $1,000 or less. That designation will only be permitted if such Restricted Payment would be so permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

        Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a copy of the Board Resolution giving effect to such designation certified in an officers' certificate that also certifies that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments" in which case such designation shall be effective as of the date specified in such resolution. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness," the Company shall be in default of such covenant.

        The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

        "Volumetric Production Payments" mean production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without reference to the occurrence of any contingency) to vote in the election of the directors, managers or trustees of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1)   the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2)   the then outstanding principal amount of such Indebtedness.

        "Williston Sale" means the sale, conveyance or other disposition, in one or more transactions, whether directly and/or by sale of Capital Stock of one or more Subsidiaries, of (i) of all or substantially all of the Company's assets located in the States of North Dakota and Montana (the "Williston Assets") or (ii) of Oil and Gas Properties of the Company and its Restricted Subsidiaries located on the Fort Berthold Indian Reservation of the Three Affiliated Tribes in the State of North Dakota (the "Fort Berthold Assets") that constitute, or are attributed, more than 30% of (x) net leased acreage, (y) proved crude oil and natural gas reserves calculated in accordance with SEC guidelines (as estimated in good faith most recently by the Company) or (z) net equivalent production of oil, natural gas or other hydrocarbons for the 12 months ended on June 30, 2017, of all of the Williston Properties located on such reservation; and, in each case, which transaction or transactions meets both of the following criteria:

          (a)   such transaction or transactions are subject to one or more definitive sales or other disposition agreements which have been fully executed and delivered before July 24, 2018 and which in each case shall have been consummated before January 24, 2019; and

          (b)   immediately following consummation of the first such Williston Sale, the sum of (A) cash and cash equivalents of the Company and its Restricted Subsidiaries plus (B) undrawn borrowings then available from Credit Facilities less the sum of (x) 103% of the Target Amount (as defined in the tenth paragraph under the caption "—Repurchase at the Option of Holders—Asset Sales") plus (y) the amount of then outstanding principal of the Company's 12.0% Second Lien Secured Senior Notes due 2022 plus the amount of redemption premium applicable to such outstanding notes assuming a redemption in full of such notes within 60 days of the Williston Sale Date in accordance with the terms of the indenture governing such notes, equals at least $400.0 million; provided, that neither the sale of Capital Stock of the Company nor any merger or consolidation of the Company shall in any event constitute a Williston Sale. For purposes of this definition, all transactions involving the sale, conveyance or other disposition, whether directly and/or by sale of Capital Stock of one or more Subsidiaries, of the Williston Assets (including, but not limited to, the Fort Berthold Assets), shall be aggregated for purposes of determining whether such transaction(s) falls within the foregoing clauses (i) and/or (ii) of this definition.

        "Williston Sale Date" means the date on which a Williston Sale is consummated.

        "Williston Sale Notice" means a notice delivered by the Company, in the form of an Officers' Certificate to the Trustee, no later than two Business Days following the first Williston Sale Date briefly describing such Williston Sale and identifying the Williston Sale Date.

Registration Rights

        We entered into registration rights agreement with the initial purchasers with respect to the offering of the old notes. Under the registration rights agreement, we agreed for the benefit of the holders of the old notes subject to the exchange offer, that we would, at our cost and subject to certain exceptions, consummate the exchange offer described in this prospectus. If you do not exchange your old notes in the exchange offer, you will no longer be able to require us to register your old notes under the Securities Act, except in the limited circumstances provided under the registration rights agreement. For information regarding the consequences of not tendering your old notes and our obligation to file a registration statement, please read "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes." For details regarding the exchange offer, please read "The Exchange Offer."

Book-Entry, Delivery and Form

        The certificates representing the notes will be issued in fully registered form without interest coupons. Notes sold in offshore transactions in reliance on Regulation S under the Securities Act will initially be represented by one or more permanent global notes in definitive, fully registered form without interest coupons (each a "Regulation S Global Note") and will be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC. Prior to the 40th day after the Issue Date, any resale or transfer of such interests to U.S. persons shall not be permitted during such period unless such resale or transfer is made pursuant to Rule 144A or Regulation S.

        Notes sold in reliance on Rule 144A will be represented by one or more permanent global notes in definitive, fully registered form without interest coupons (each a "Restricted Global Note"; and together with the Regulation S Global Notes, the "Global Notes") and will be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC.

        Each Global Note (and any notes issued for exchange therefor) will be subject to certain restrictions on transfer set forth therein as described under "Notice to Investors."

        Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants.

        Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Qualified institutional buyers may hold their interests in a Restricted Global Note directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system. Indirect access to the DTC system is available to organizations such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

        Investors may hold their interests in a Regulation S Global Note through organizations that are participants in the DTC system, including Euroclear Bank S.A./N.V, as operator of the Euroclear System ("Euroclear"), and Citibank, N.A., as operator of Clearstream Banking, S.A. ("Clearstream"). Clearstream and Euroclear will hold interests in the Regulation S Global Notes on behalf of their participants through DTC.

        So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Note for all purposes under the Indenture and the note. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Indenture and, if applicable, those of Euroclear and Clearstream.

        All payments on a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither the Company, the Guarantors, the Trustee nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that DTC or its nominee, upon receipt of any payment in respect of a Global Note, will credit participants' accounts on the applicable payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC. We also expect that payments by participants to owners of beneficial interests in a Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of the participants.

        Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        We expect that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account DTC interests in a Global Note are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the applicable Global Note for notes in certificated form ("Certificated Notes"), which it will distribute to its participants and which may be legended as set forth under the heading "Notice to Investors."

        We understand that: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.

        Although DTC, Euroclear and Clearstream are expected to follow the foregoing procedures described in this section of the prospectus in order to facilitate transfers of interests in a Global Note among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Guarantors, the Trustee or any Paying Agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for Certificated Notes if:

  (1)
  DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and in either event the Company fails to appoint a successor depositary within 90 days; or

  (2)
  there has occurred and is continuing an Event of Default and DTC notifies the Trustee of its decision to exchange the Global Notes for Certificated Notes.

        In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures) and may bear the restrictive legend referred to in "Notice to Investors."

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary based on present law of the material United States federal income tax considerations relating to the acquisition, ownership and disposition of the notes, but does not purport to be a complete analysis of all of the potential tax considerations relating thereto. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, rulings and pronouncements of the Internal Revenue Service (the "IRS"), and judicial decisions, all as of the date hereof. These authorities may be changed, perhaps retroactively, and are subject to different interpretations, so the United States federal income tax consequences may be different from those described herein. This summary assumes that the old notes and the new notes are held as capital assets (generally, property held for investment) and holders are investors who purchased the old notes for cash upon their original issue at their initial offering price.

        This summary does not address tax considerations arising under the laws of any foreign, state or local jurisdiction or the effect of any tax treaty. In addition, this discussion does not address tax considerations that are the result of a holder's particular circumstances or of special rules, such as those that apply to holders subject to the alternative minimum tax, banks and other financial institutions, tax-exempt organizations, insurance companies, dealers or traders in securities or commodities, regulated investment companies, real estate investment trusts, United States Holders (as defined below) whose "functional currency" is not the U.S. dollar, certain former citizens or former long-term residents of the United States, foreign governments or international organizations, persons who will hold the notes as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction or integrated transaction, or partnerships (including any entity or arrangement treated as a partnership for United States federal income tax purposes) or other pass-through entities or investors in such entities. If a partnership (including any entity treated as a partnership for United States federal income tax purposes) holds new notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our new notes, you should consult your tax advisor. We have not sought any ruling from the IRS or opinion of counsel with respect to the statements made and conclusions reached in this summary, and there can be no assurance that the IRS will agree with and not challenge these statements and conclusions.

        THIS SUMMARY DOES NOT REPRESENT A DETAILED DESCRIPTION OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO YOU IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES AND DOES NOT ADDRESS THE EFFECTS OF ANY STATE, LOCAL OR NON-UNITED STATES TAX LAWS. IT IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER OF NEW NOTES. YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR WITH RESPECT TO THE APPLICATION TO SUCH CIRCUMSTANCES OF THE UNITED STATES FEDERAL TAX LAWS AS WELL AS WITH RESPECT TO ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Exchange of the Notes

        The new notes do not differ materially in kind or extent from the old notes and, as a result, your exchange of old notes for new notes will not constitute a taxable disposition of the old notes for United States federal income tax purposes. As a result, you will not recognize taxable income, gain or loss on such exchange, your holding period for the new notes generally will include the holding period for the old notes so exchanged, and your adjusted tax basis in the new notes generally will be the same as your adjusted tax basis in the old notes so exchanged.

United States Holders

        The following is a summary of the material United States federal income tax consequences that will apply to you if you are a United States Holder of the new notes. Certain consequences to non-United States holders of the new notes are described under "Non-United States Holders" below. As used in this discussion, "United States Holder" means a beneficial owner of new notes that for United States federal income tax purposes is:

  •
  an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or who meets the "substantial presence" test under Section 7701(b) of the Code;

  •
  a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any political subdivision or state thereof, or the District of Columbia;

  •
  an estate whose income is subject to United States federal income taxation regardless of its source; or

  •
  a trust (i) if its administration is subject to the primary supervision of a court within the United States and one or more "United States persons" (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

Payments of interest

        Interest on the new notes generally will be taxable to you as ordinary income at the time it is received or accrued in accordance with your regular method of accounting for United States federal income tax purposes.

Disposition of the new notes

        Upon the sale, exchange, redemption, retirement or other taxable disposition of the new notes, you generally will recognize capital gain or loss equal to the difference between:

  •
  the amount of cash proceeds and the fair market value of any property received on such disposition (less any amount attributable to accrued and unpaid interest on the notes that you have not previously included in income, which will generally be taxable as ordinary income); and

  •
  your adjusted tax basis in the new notes.

        Your adjusted tax basis in a new note generally will equal the cost of the new note to you. Any gain or loss that is recognized on the disposition of the new notes generally will be capital gain or loss and will be long-term capital gain or loss if you have held the new notes for more than one year at the time of disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at reduced rates. Your ability to deduct capital losses is subject to certain limitations.

Payments upon early redemptions and other circumstances

        In certain circumstances (see "Description of the New Notes—Registration Rights"; "—Optional Redemption"; and "—Repurchase at the Option of Holders—Change of Control"), we may be entitled or obligated to redeem the new notes before their stated maturity date or obligated to pay a United States Holder additional amounts in excess of stated interest or principal on the new notes. We do not intend to treat the potential redemption or payment of any such amounts as part of or affecting the yield to maturity of any new notes. In the event such a contingency occurs, it would affect the amount and timing of the income (and possibly character) that a United States Holder must recognize. Our determination is not, however, binding on the IRS and if the IRS were to challenge this determination, a United States Holder might be required to accrue income on the new notes at a higher yield and to treat as ordinary income (rather than capital gain) any income realized on the taxable disposition of a note before the resolution of the contingencies.

Information reporting and backup withholding

        In general, information reporting is required as to certain payments of interest on the new notes and on the proceeds of a disposition of the new notes unless you are a corporation or other exempt person and, if requested, certify such status. In addition, you will be subject to backup withholding on payments made to you of principal and interest on your new note and to payments of proceeds of a sale or other disposition of your new note if you are not exempt, you fail to properly furnish a taxpayer identification number or if the IRS has notified you that you are subject to backup withholding.

        Backup withholding is not an additional tax. Any amount withheld from a payment under the backup withholding rules may be allowed as a credit against your United States federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

Non-United States Holders

        The following is a summary of the material United States federal income tax consequences that will apply to you if you are a non-United States Holder of new notes. As used in this tax discussion, "non-United States Holder" means any beneficial owner of the new notes that is an individual, corporation, estate or trust that is not a United States Holder. The rules governing the United States federal income taxation of a non-United States Holder are complex, and no attempt will be made herein to provide more than a summary of certain of those rules. NON-UNITED STATES HOLDERS SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE THE EFFECT OF UNITED STATES FEDERAL, STATE AND OTHER TAX LAWS, AS WELL AS FOREIGN TAX LAWS, INCLUDING ANY REPORTING REQUIREMENTS.

Payments of interest

        Interest on the new notes will not be subject to United States federal income tax or withholding tax if the interest is not effectively connected with your conduct of a trade or business in the United States and if you qualify for the "portfolio interest" exemption. You will qualify for the portfolio interest exemption if you:

  •
  do not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote;

  •
  are not a controlled foreign corporation related to us, directly or indirectly, actually or constructively, through stock ownership;

  •
  are not a bank whose receipt of interest on the new notes is interest received pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

  •
  appropriately certify as to your foreign status.

        You may generally meet the certification requirement listed above by providing to us or our agent a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E. If the portfolio interest exemption is not available to you, then payments of interest on the new notes will be subject to United States federal withholding tax at a rate of 30% unless you certify on IRS Form W-8BEN as to your eligibility for a lower rate under an applicable income tax treaty.

        Interest that is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by you in the United States) is not subject to withholding if you provide a properly completed IRS Form W-8ECI. However, you generally will be subject to United States federal income tax on such interest on a net income basis at graduated rates applicable to United States persons generally. In addition, if you are a foreign corporation you may incur a branch profits tax on such interest equal to 30% of your effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies to you under a United States income tax treaty with your country of residence. For this purpose, you must include interest, gain and income on your new notes in the earnings and profits subject to United States branch profits tax if these amounts are effectively connected with your conduct of a trade or business in the United States.

Disposition of the notes

        You generally will not be subject to United States federal income tax on any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of the new notes (other than any amount allocable to accrued and unpaid interest, which generally will be taxable as interest and may be subject to the rules discussed above in "—Payments of interest") unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by you in the United States), in which case you generally will be subject to United States federal income tax in the same manner as a United States person, and if you are a foreign corporation, you may incur a branch profits tax at a rate of 30% (or a lower applicable treaty rate) of your effectively connected earnings and profits, which will include such gain; or

  •
  you are an individual present in the United States for 183 days or more in the taxable year in which such disposition occurs and certain other conditions are met, in which case you will be subject to United States federal income tax at a 30% rate (or lower applicable treaty rate) on the gain, which may be offset by United States source capital losses.

Information reporting and backup withholding

        Payments to you of interest on the new notes (including amounts withheld from such payments, if any) generally will be required to be reported to the IRS and to you. United States backup withholding generally will not apply to payments to you of interest on the new notes if the statement described in "—Payments of interest" is duly provided by you or you otherwise establish an exemption, provided that we do not have actual knowledge or reason to know that you are a United States person.

        Payment of the proceeds of a sale of the new notes effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless you properly certify under penalties of perjury as to your foreign status and certain other conditions are met or you otherwise establish an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the sale of the new notes effected outside the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records that you are a non-United States Holder and certain other conditions are met, or you otherwise establish an exemption, information reporting will apply to a payment of the proceeds of the sale of the new notes effected outside the United States by such a broker if it is:

  •
  a United States person;

  •
  a foreign person which derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States;

  •
  a controlled foreign corporation for United States federal income tax purposes; or

  •
  a foreign partnership that, at any time during its taxable year, has more than 50% of its income or capital interests owned by United States persons or is engaged in the conduct of a U.S. trade or business.

        Backup withholding is not an additional tax. Any amount withheld from a payment under the backup withholding rules may be allowed as a credit against your United States federal income tax liability, if any, and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance

        Sections 1471 through to 1474 of the Code (including any regulations or official interpretations issued with respect thereof or agreements thereunder and any amended or successor provisions, "FATCA") generally impose a withholding tax of 30% on payments of U.S. source interest and, beginning January 1, 2019, payments of gross proceeds from the disposition of a debt instrument producing such interest made to (i) a "foreign financial institution" (as defined in the Code) (as the beneficial owner or as an intermediary for the beneficial owner), unless such institution is "deemed compliant," complies with an applicable intergovernmental agreement and/or enters into an agreement with the United States government to collect and provide to the United States tax authorities substantial information regarding certain United States account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners) or (ii) a foreign entity that is not a financial institution in certain cases (as the beneficial owner or as an intermediary for the beneficial owner), unless such entity provides the withholding agent with a certification identifying the substantial United States owners of the entity, which generally includes any United States person who directly or indirectly owns more than 10% of the entity. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk the Notes will be subject to the withholding described above, these agreements are expected to reduce the risk of such withholding for investors in (or indirectly holding Notes through financial institutions in) those countries. In the event any withholding under FATCA is imposed with respect to any payments on the Notes, there generally will be no additional amounts payable to compensate for the withheld amount. Prospective purchasers of the Notes should consult their own tax advisors regarding the implications of FATCA on their investment in the Notes.

Additional Medicare Tax on Net Investment Income

        An additional 3.8% tax is imposed on the "net investment income" of certain U.S. citizens and resident aliens, and on the undistributed "net investment income" of certain estates and trusts. Among other items, "net investment income" generally includes gross income from dividends and net gain from the disposition of property, such as our notes, less certain deductions. You should consult your tax advisor with respect to this additional tax.

CERTAIN ERISA CONSIDERATIONS

        If the old notes are assets of (i) an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to Title I of ERISA, (ii) a "plan" as defined in and subject to Section 4975 of the Code, (iii) a "governmental plan" as defined in Section 3(32) of ERISA or any other plan that is subject to a law substantially similar to Title I of ERISA or Section 4975 of the Code ("Similar Law") or (iv) an entity deemed to hold plan assets of any of the foregoing (each, a "Plan"), the fiduciary making the decision to exchange the old notes for new notes should consider, among other matters, whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any applicable Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Law. Furthermore, such fiduciary must determine that the Plan's acquisition and holding of new notes does not and will not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Law.

        Each holder of an old note exchanging such old note for a new note (and its fiduciary, if applicable) will be deemed to represent and warrant that either (1) it is not a Plan, and is not acting on behalf of a Plan, or (2) the exchange for and holding of the new notes will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Law.

        Neither the Company, nor any other party involved in this offer, nor any of their respective affiliates (the "Transaction Parties") is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the exchange of old notes for new notes by a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan"). The Transaction Parties may receive fees or other compensation as a result of a Plan's acquisition of the new notes.

        In addition, each ERISA Plan and any fiduciary acquiring the new notes on behalf of an ERISA Pan ("Plan Fiduciary") is deemed to represent and warrant by its acquisition of the new notes that the decision to acquire such new notes has been made by the Plan Fiduciary, and that the Plan Fiduciary is an "independent fiduciary with financial expertise" as described in 29 C.F.R. Section 2510.3-21(c)(1). Specifically, this requires the ERISA Plan and the Plan Fiduciary to represent and warrant that:

  1.
  The Plan Fiduciary is independent of the Transaction Parties, and the Plan Fiduciary either:

  a.
  is a bank as defined in Section 202 of the Investment Advisers Act of 1940 (the "Advisers Act"), or similar institution that is regulated and supervised and subject to periodic examination by a U.S. state or U.S. federal agency;

  b.
  is an insurance carrier which is qualified under the laws of more than one U.S. state to perform the services of managing, acquiring or disposing of assets of an employee benefit plan described in Section 3(3) of ERISA or any plan described in Section 4975(e)(1)(A) of the Code;

  c.
  is an investment adviser registered under the Advisers Act, or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the U.S. state in which it maintains its principal office and place of business;

  d.
  is a broker-dealer registered under the Exchange Act; or

  e.
  holds, or has under its management or control, total assets of at least $50 million (provided that this clause (e) shall not be satisfied if the Plan Fiduciary is either (i) an individual directing his or her own individual retirement account or relative of such individual or (ii) a participant or beneficiary of such ERISA Plan or a relative of such participant or beneficiary);

  2.
  The Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition by the ERISA Plan of the new notes;

  3.
  The Plan Fiduciary is a "fiduciary" with respect to the ERISA Plan within the meaning of Section 3(21) of ERISA, Section 4975 of the Code, or both, and is responsible for exercising independent judgment in evaluating the ERISA Plan's acquisition of the new notes;

  4.
  None of the Transaction Parties has exercised any authority to cause the ERISA Plan to invest in the new notes or to negotiate the terms of the ERISA Plan's investment in the new notes; and

  5.
  The Plan Fiduciary has been informed by the Transaction Parties:

  a.
  that none of the Transaction Parties are undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, and that no such entity has given investment advice or otherwise made a recommendation, in connection with the ERISA Plan's acquisition of the new notes; and

  b.
  of the existence and nature of the Transaction Parties financial interests in the ERISA Plan's acquisition of the new notes, as described in this prospectus.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the new notes received in exchange for the old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the effective date of this registration statement, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until 90 days after the consummation of the exchange offer, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of the new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The accompanying letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents as provided in the accompanying letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        The validity of the new notes being offered hereby and certain other legal matters are being passed upon for us by Mayer Brown LLP, Houston, Texas.

EXPERTS

        The consolidated financial statements of Halcón Resources Corporation as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016 incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of Halcón Resources Corporation's internal controls over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which includes an explanatory paragraph relating to the Company's reorganization under the bankruptcy code) and are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The statements of revenues and direct operating expenses of the assets acquired by Halcón Resources Corporation from Samson Exploration, LLC for the years ended December 31, 2016 and 2015, incorporated by reference into this prospectus, have been audited by BDO USA, LLP, an independent auditor, as stated in their report incorporated herein by reference, given on the authority of such firm as experts in auditing and accounting.

        The estimated reserve evaluations and related calculations of Netherland, Sewell & Associates, Inc., an independent reserve engineering firm, incorporated by reference in this prospectus have been incorporated by reference in reliance on the authority of that firm as experts in reserve engineering.

INCORPORATION BY REFERENCE; WHERE YOU CAN FIND MORE INFORMATION

        We "incorporate by reference" information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information we file later with the SEC will automatically supersede the information contained or incorporated by reference herein. Any information furnished to the SEC under Items 2.02 or 7.01 or the exhibits relating to furnished items are not incorporated into or made part of this prospectus. You should not assume that the information included or incorporated by reference in this prospectus is current as of any date other than the date of the respective documents. We incorporate by reference the documents listed below:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017, June 30, 2017 and September 30, 2017; and

  •
  our Current Reports on Form 8-K filed with the SEC on January 24, 2017, January 26, 2017, February 9, 2017, February 10, 2017, February 16, 2017, March 2, 2017, March 3, 2017, March 9, 2017, April 7, 2017, May 4, 2017, June 2, 2017, July 11, 2017, July 12, 2017, July 14, 2017, July 25, 2017, August 3, 2017, September 11, 2017, September 20, 2017, November 30, 2017 and December 6, 2017.

        Any additional information that we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the delivery of this filing and that is deemed "filed" with the SEC, will automatically update and supersede this information and be automatically incorporated by reference herein. You may request a copy of all incorporated filings at no cost, by making written or telephone requests for such copies to:

Halcón Resources Corporation
Attention: Investor Relations
1000 Louisiana, Suite 6700
Houston, Texas 77002
Phone: (832) 538-0300
investorrelations@halconresources.com

        You should rely only on the information incorporated by reference or provided in this filing. If information in incorporated documents conflicts with information in this prospectus, you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the most recent incorporated document. You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date of those documents. We have not authorized anyone else to provide you with any information.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web page site at https://www.sec.gov/. You also may read and copy any document we file at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Reports and other information concerning us can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Our common stock is listed and traded on the New York Stock Exchange under the trading symbol "HK."

Offer to Exchange up to $425,005,000 aggregate principal amount of 6.75% Senior Notes due 2025 for up to $425,005,000 aggregate principal amount of 6.75% Senior Notes due 2025 which have been registered under the Securities Act of 1933

Prospectus

December 22, 2017